      As filed with the Securities and Exchange Commission on December 29, 1995

                                                              File No. 811-7910
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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                   ----------------


                                      FORM N-1A

                                REGISTRATION STATEMENT

                                        UNDER

                          THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No.   5

                                EQUITY MANAGERS TRUST
                                ---------------------
               (Exact Name of the Registrant as Specified in Charter)

                                  605 Third Avenue
                            New York, New York 10158-0180
                       (Address of Principal Executive Offices)

         Registrant's Telephone Number, including area code:  (212) 476-8800


                             Lawrence Zicklin, President
                                Equity Managers Trust
                             605 Third Avenue, 2nd Floor
                            New York, New York 10158-0180

                               Arthur C. Delibert, Esq.
                             Kirkpatrick & Lockhart LLP
                               South Lobby - 9th Floor
                                 1800 M Street, N.W.
                             Washington, DC  20036-5891

                     (Names and Addresses of agents for service)


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







                                  EXPLANATORY NOTE


              This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                       PART A


              Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

     Item 4.  General Description of Registrant.
     ------------------------------------------

              Equity Managers Trust ("Trust") is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated as of December 1, 1992.

              Beneficial interests in the Trust are divided into six separate subtrusts or "series," each having a distinct investment objective and distinct investment policies. Five of these series -- Neuberger&Berman Manhattan Portfolio, Neuberger&Berman Genesis Portfolio, Neuberger&Berman Focus Portfolio, Neuberger&Berman Guardian Portfolio, and Neuberger&Berman Partners Portfolio (each a "Portfolio") -- commenced operations on August 2, 1993. The sixth series, Neuberger&Berman Socially Responsive Portfolio, commenced investment operations on March 14, 1994. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

              Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

              Neuberger&Berman   Management    Incorporated   ("N&B Management")
     serves   as   the    investment   manager   and    Neuberger&Berman,   L.P.
     ("Neuberger&Berman") serves as the sub-adviser of each Portfolio.

                                 Investment Programs

              The investment objective of each Portfolio is not fundamental. Although any investment objective may be changed by the trustees of the Trust ("Trustees") without investor approval, each Portfolio intends to notify its investors before implementing any material change in its investment objective. There can be no assurance that any Portfolio will achieve its investment objective.

              The Portfolios' investment policies and limitations are not fundamental unless otherwise specified in this Registration Statement. Although non-fundamental policies or limitations may be changed by the Trustees without investor approval, each Portfolio intends to notify its investors before making any material change to such policies or limitations. Fundamental policies and limitations may not be changed without approval of a "majority of the outstanding voting securities" (as defined in the Investment Company Act of 1940, as amended ("1940 Act")) of the Portfolio.

              For an explanation of some types of investments, see "Description of Investments." Additional investment techniques, features, and restrictions concerning the Portfolios' investment programs are described in Part B.

     Neuberger&Berman Manhattan Portfolio
     ------------------------------------

              The investment objective of Neuberger&Berman Manhattan Portfolio is to seek capital appreciation without regard to income.

              The Portfolio generally invests in securities of medium- to large-capitalization companies believed to have the maximum potential for long-term capital appreciation. It does not seek to invest in securities that pay dividends or interest, and any such income is incidental. The Portfolio expects to be almost fully invested in common stocks, often of companies that may be temporarily out of favor in the market.

              The Portfolio's growth investment program involves greater risks and share price volatility than programs that invest in more conservative securities. Moreover, the Portfolio does not follow a policy of active trading for short-term profits. Accordingly, the Portfolio may be more appropriate for investors with a longer-range perspective. The Portfolio uses a "growth at a reasonable price" investment approach. When N&B Management believes that particular securities have greater potential for long-term capital appreciation, the Portfolio may purchase such securities at prices with relatively higher multiples to measures of economic value (such as earnings or cash flow) than other Portfolios. In addition, the Portfolio focuses on companies with strong balance sheets and reasonable valuations relative to their growth rates. It also diversifies its investments into many companies and industries.

     Neuberger&Berman Genesis Portfolio
     ----------------------------------

              The   investment  objective   of  the   Neuberger&Berman   Genesis
     Portfolio is to seek capital appreciation.

              The Portfolio invests principally in common stocks of companies with small market capitalizations ("small-cap companies"). Market capitalization means the total market value of a company's outstanding common stock. The Portfolio regards companies with market capitalizations of up to $750 million as small-cap companies. There is no necessary correlation between market capitalization and the financial attributes -- such as levels of assets, revenues, or income -- commonly used to measure the size of a company.

              Studies indicate that the market values of small-cap company stocks, such as those included in the Russell 2000 Index and the Wilshire 1750 or quoted on Nasdaq, have a cyclical relationship with larger capitalization stocks. Over the last 30 years, small-cap company stocks have outperformed larger capitalization stocks about two-thirds of the time, even though small-cap stocks have usually declined more than larger capitalization stocks in declining markets. There can be no assurance that this pattern will continue.

              Small-cap company stocks generally are considered to offer greater potential for appreciation than securities of companies with larger market capitalization. Most small-cap company stocks pay low or no dividends, and the Portfolio seeks long-term appreciation, rather than income. Small-cap company stocks also have higher risk and volatility, because most are not as broadly traded as stocks of companies with larger capitalization and their prices thus may fluctuate more widely and abruptly. Small-cap company securities are also less researched and often overlooked and undervalued in the market.

              The  Portfolio tries to enhance the potential for appreciation and limit the risk of decline in the value of its securities by employing the value-oriented investment approach. The Portfolio seeks securities that appear to be underpriced and are issued by companies with proven management, sound finances, and strong potential for market growth. To reduce risk, the Portfolio diversifies its holdings among many companies and industries. The Portfolio focuses on the fundamentals of each small-cap company, instead of trying to anticipate what changes might occur in the stock market, the economy or the political environment. This approach differs from that used by many other funds investing in small-cap company stocks, which often buy stocks of companies they believe will have above-average earnings growth, based on anticipated future developments. In contrast, the Portfolio's securities are generally selected in the belief that they are currently undervalued, based on existing conditions.

              The Portfolio generally expects to be almost fully invested in small-cap stocks, but it may invest up to 15% of its total assets in securities of companies whose market capitalizations exceed $750 million.

     Neuberger&Berman Socially Responsive Portfolio
     ----------------------------------------------

              The investment objective of Neuberger&Berman Socially Responsive Portfolio is to seek long-term capital appreciation by investing primarily in securities of companies that meet both financial criteria and the Social Policy.

              In seeking capital appreciation, the Portfolio generally follows a value-oriented investment approach to the selection of individual securities. Prospective investments are first subjected to detailed financial analysis and are not studied further unless N&B Management believes that they are currently undervalued relative to the issuer's assets and potential earning power.

              The Portfolio expects to be nearly fully invested at all times, primarily in common stock. It may also invest in convertible securities and preferred stock and in foreign securities and American Depositary Receipts ("ADRs") of foreign companies that meet the Social Policy. On occasion, deposits with community banks and credit unions may be considered for investment. Under normal conditions, at least 65% of the Portfolio's total assets are invested in accordance with the Social Policy, and at least 65% of total assets are invested in equity securities.

              The Portfolio may also engage in portfolio management techniques that are not subject to the Social Policy, such as selling short against-the-box, lending securities, and purchasing and selling put and call options on securities or currencies, futures contracts, options on futures contracts, and forward contracts.

              Social Policy. Companies deemed acceptable from a financial standpoint are evaluated by N&B Management using a proprietary database that Neuberger&Berman has designed to develop and monitor information on companies in various categories of social criteria. N&B Management seeks to invest in issuers that show leadership in the following major areas of social impact: environment, and workplace diversity and employment. N&B Management also evaluates investments based on companies' records in other areas of concern: public health, type of products, and corporate citizenship.

              The  Portfolio's social  orientation is predicated in  part on the belief that good corporate citizenship is good business; that is, good policies with respect to such social criteria as employment and environmental practices may often have a positive impact on the company's "bottom line." N&B Management recognizes, however, that many social criteria represent goals rather than achievements and that goals are often difficult to quantify. In each area, N&B Management seeks to elicit and understand management's vision of the company's social role, giving weight to enlightened, progressive policies. N&B Management attempts to assess the objectivity of all information included in the database. However, decisions made by N&B Management inevitably involve some level of subjective judgment.

              N&B Management seeks to invest in companies that show leadership in addressing environmental problems effectively and in promoting progressive workplace policies, especially as they affect women and minorities. It seeks to identify companies committed to improving their environmental performance by examining their policies and programs in such areas as energy conservation, pollution reduction and control, waste management, recycling and careful stewardship of natural resources. In a similar manner, N&B Management seeks to identify companies whose policies and practices recognize the importance of human resources to corporate productivity and the centrality of the work experience to the quality of life of all employees. N&B Management seeks to invest in companies that demonstrate leadership in such areas as providing and promoting equal opportunity, investing in the training and re-training of workers, promoting a safe working environment, providing family-oriented flexible benefits, and involving workers in job and workflow engineering.

              In making investment decisions, N&B Management takes into account a company's record as a member of the various communities of which it is a part and its commitment to product quality and value. Currently, the Social Policy screens out any company which derives more than (i) 5% of its total annual revenue from manufacturing and selling alcohol and/or tobacco, (ii) 5% of its total annual revenue from sales in or services related to gambling, or (iii) 10% of its total annual revenue from the manufacturing of weapons systems. Additionally, the Portfolio does not invest in any company that derives its total annual revenue primarily from non-consumer sales to the military, or that owns or operates one or more nuclear power facilities or is a major supplier of nuclear power services.

              The information used by N&B Management in evaluating prospective investments for conformity with the Social Policy is obtained primarily from services that specialize in reporting information from issuers or from agencies that oversee issuers' activities or compliance with laws and regulations. Additionally, the information may come from public interest groups and from N&B Management's discussions with company representatives.

              Not every issuer selected by N&B Management will demonstrate leadership in each category of the Social Policy. The social records of most companies are written in shades of gray. For example, a company may have a progressive record in employee relations and community affairs but a poor one on product marketing issues. Another company may have a mixed record within a single area. Finally, it is often difficult to distinguish between substantive commitment and public relations. This principle works both ways: there are many companies with excellent records on social issues that maintain a low profile for one reason or another. Taking these factors into consideration, N&B Management emphasizes the overall direction that companies take toward demonstrating leadership in the areas of social impact, paying particular attention to progress achieved toward these goals.

              If securities held  by the Portfolio no longer satisfy  the Social

     Policy, the Portfolio will  seek to  dispose of the  securities as soon  as
     reasonably  practicable,  which   may  cause  the  Portfolio  to  sell  the
     securities at a time not desirable from a purely financial standpoint.

     Neuberger&Berman Focus Portfolio
     --------------------------------

              The investment objective of Neuberger&Berman Focus Portfolio is to seek long-term capital appreciation.

              The Portfolio invests principally in common stocks selected from the following 13 multi-industry sectors of the economy:

      . Autos & Housing             . Health Care            . Retailing
      . Consumer Goods & Services   . Heavy Industry         . Technology
      . Defense & Aerospace         . Machinery & Equipment  . Transportation
      . Energy                      . Media & Entertainment  . Utilities
      . Financial Services

              To maximize potential return, the Portfolio normally makes at least 90% of its investments in not more than six sectors it identifies as undervalued. Where a particular industry may fall within more than one sector, N&B Management uses its judgment and experience to determine the placement of that industry within a sector. The Portfolio uses the value-oriented investment approach to identify stocks believed to be undervalued, including stocks that are temporarily out of favor in the market. The Portfolio then focuses its investments in the sectors in which the undervalued stocks are clustered. These sectors are believed to offer the greatest potential for capital growth. This investment approach is different from that of most other mutual funds that emphasize sector investment. Those funds either invest in only a single economic sector or choose a number of sectors by analyzing general economic trends. The sectors are more fully described in Part B.

              The Portfolio may be affected more by any single economic, political, or regulatory development than a more diversified mutual fund. The risk of decline in the Portfolio's asset value due to an adverse development may be partially offset by the value-oriented investment approach. To further reduce this risk, the Portfolio may not (1) invest more than 50% of its total assets in any one sector, (2) as a fundamental policy, concentrate 25% or more of its total assets in the securities of companies having their principal business activities in any one industry, or (3) invest more than 5% of its total assets in the securities of any one company.

     Neuberger&Berman Guardian Portfolio
     -----------------------------------

              The investment objective of Neuberger&Berman Guardian Portfolio is to seek capital appreciation and, secondarily, current income.

              The Portfolio invests primarily in a large number of common stocks of long-established, high-quality companies. The Portfolio uses the value-oriented investment approach in selecting securities. Thus, N&B Management looks for such factors as low price-to- earnings ratios, strong balance sheets, solid management, and consistent earnings. The Portfolio diversifies its holdings among many different companies and industries.

     Neuberger&Berman Partners Portfolio
     -----------------------------------

              The investment objective of Neuberger&Berman Partners Portfolio is to seek capital growth.

              The Portfolio invests principally in common stocks of medium-to large-capitalization established companies, using the value-oriented investment approach. The Portfolio seeks capital growth through an investment approach that is designed to increase capital with reasonable risk. Its investment program seeks securities believed to be undervalued based on strong fundamentals, including low price-to-earnings ratios, consistent cash flow, and the company's track record through all parts of the market cycle.

              The   Portfolio  considers   additional  factors   when  selecting
     securities, including ownership by a company's management of the company's stock and the dominance of a company in its particular field.

     Short-Term Trading; Portfolio Turnover
     --------------------------------------

              Although the Portfolios do not purchase securities with the intention of profiting from short-term trading, each Portfolio may sell securities when N&B Management believes such action is advisable. The portfolio turnover rates for the year ended August 31, 1995 for Neuberger&Berman Manhattan Portfolio, Neuberger&Berman Genesis Portfolio, Neuberger&Berman Focus Portfolio, Neuberger&Berman Guardian Portfolio, Neuberger&Berman Partners Portfolio, and Neuberger&Berman Socially Responsive Portfolio were 44%, 37%, 36%, 26%, 98%, and 58%, respectively. It is anticipated that the annual turnover rate of Neuberger&Berman Manhattan Portfolio and of Neuberger&Berman Partners Portfolio in some fiscal years may exceed 100%. Turnover rates in excess of 100% may result in higher transaction costs (which are borne directly by the Portfolio) and a possible increase in short-term capital gains (or losses).

     Borrowings
     ----------

              Each Portfolio has a fundamental policy that it may not borrow money, except that it may (1) borrow money from banks for temporary or emergency purposes and not for leveraging or investment and (2) enter into reverse repurchase agreements for any purpose, so long as the aggregate of borrowings and reverse repurchase agreements does not exceed one-third of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). None of the Portfolios expects to borrow money. As a non-fundamental policy, none of the Portfolios may purchase portfolio securities if its outstanding borrowings, including reverse repurchase agreements, exceed 5% of its total assets.

     Other Investments
     -----------------

              For temporary defensive purposes, each Portfolio (except Neuberger&Berman Socially Responsive Portfolio) may invest up to 100% of its total assets in cash and cash equivalents, U.S. Government and Agency Securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing.

              Any part of Neuberger&Berman Socially Responsive Portfolio's assets may be retained temporarily in investment grade debt securities and other investment grade fixed income securities of non-governmental issuers, U.S. Government and Agency Securities, repurchase agreements, money market instruments, commercial paper, and cash and cash equivalents when N&B Management believes that significant adverse market, economic, political, or other circumstances require prompt action to avoid losses. In addition, because of the master/feeder fund structure, Neuberger&Berman Socially Responsive Portfolio and certain of its investors deal with large institutional investors, and the Portfolio may hold such instruments pending investment or payout when the Portfolio has received a large influx of cash due to sales of shares by one of its investors or when it anticipates a substantial redemption. Generally, the foregoing temporary investments for Neuberger&Berman Socially Responsive Portfolio are selected with a concern for the social impact of each investment.

                              Description of Investments

              In addition to common stocks and other securities referred to in "Investment Programs" herein, each Portfolio may make the following investments, among others, individually or in combination, although it may not necessarily buy all of the types of securities or use all of the investment techniques that are described. For additional information on the following investments or other types of investments which the Portfolios may make, see Part B.

              Illiquid Securities. Each Portfolio may invest up to 10% of its net assets (5% in the case of Neuberger&Berman Genesis Portfolio) in illiquid securities, which are securities that cannot be expected to be sold within seven days at approximately the price at which they are valued. Due to the absence of an active trading market, a Portfolio may experience difficulty in valuing or disposing of illiquid securities. N&B Management determines the liquidity of the Portfolios' securities, under supervision of the Trustees. Securities that are freely tradeable in their country of origin or in their principal market are not considered illiquid securities even if they are not registered for sale in the U.S.

              Restricted and Rule 144A Securities. Each Portfolio may invest in restricted securities and Rule 144A securities. Restricted securities cannot be sold to the public without registration under the 1933 Act. Unless registered for sale, these securities can be sold only in privately negotiated transactions or pursuant to an exemption from registration.
     Restricted  securities  are  generally  considered  illiquid.    Rule  144A
     securities, although not registered, may be resold to qualified institutional buyers in accordance with Rule 144A under the 1933 Act. Unregistered securities may also be sold abroad pursuant to Regulation S under the 1933 Act. N&B Management, acting pursuant to guidelines established by the Trustees, may determine that some restricted securities are liquid.

              Foreign Securities. Each Portfolio may invest up to 10% of the value of its total assets in foreign securities. The 10% limitation does not apply to foreign securities that are denominated in U.S. dollars, including ADRs.

              Factors affecting investments in foreign securities include, but are not limited to, varying custody, brokerage and settlement practices; difficulty in pricing some foreign securities; less public information about issuers of securities; less governmental regulation and supervision of issuance and trading of securities; the unavailability of financial information or the difficulty of interpreting financial information prepared under foreign accounting standards; less liquidity and more volatility in foreign securities markets; the possibility of expropriation; the imposition of foreign withholding and other taxes; political, social, or diplomatic developments; limitations on the movement of funds or other assets of a Portfolio between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in foreign countries. Investment in foreign securities also involves higher brokerage and custodial expenses than does investment in domestic securities.

              In addition, investing in securities of foreign companies and governments may involve other risks which are not ordinarily associated with investing in domestic securities. These risks include changes in currency exchange rates and currency exchange control regulations or other foreign or U.S. laws or restrictions applicable to such investments or devaluations of foreign currencies. A decline in the exchange rate between the U.S. dollar and another currency would reduce the value of portfolio securities denominated in that currency irrespective of the performance of the underlying investments. In addition, a Portfolio may incur costs in connection with conversion between various currencies. Investments in depositary receipts (whether or not denominated in U.S. dollars) may be subject to exchange controls and changes in rates of exchange with the U.S. dollar because the underlying security is usually denominated in foreign currency.

              All of the foregoing risks may be intensified in emerging industrialized and less developed countries.

              Covered Call Options. Each Portfolio may try to reduce the risk of securities price changes (hedge) or generate income by writing (selling) covered call options against securities held in its portfolio having a market value not exceeding 10% of its net assets and may purchase call options in related closing transactions. The purchaser of a call option acquires the right to buy a portfolio security at a fixed price during a specified period. The maximum price the seller may realize on the security during the option period is the fixed price; the seller continues to bear the risk of a decline in the security's price, although this risk is reduced by the premium received for the option.

              The primary risks in using call options are (1) possible lack of a liquid secondary market for options and the resulting inability to close out options when desired; (2) the fact that the skills needed to use options are different from those needed to select a Portfolio's securities; (3) the fact that, although use of these instruments for hedging purposes can reduce the risk of loss, they also can reduce the opportunity for gain, by offsetting favorable price movements in underlying investments; and (4) the possible inability of a Portfolio to sell a security at a time that would otherwise be favorable for it to do so, or the possible need for a Portfolio to sell a security at a disadvantageous time, due to its need to maintain "cover" in connection with its use of these instruments. Options are considered "derivatives."

              Short Sales Against-the-Box. Each Portfolio may make short sales against-the-box, in which it sells securities short only if it owns or has the right to obtain without payment of additional consideration an equal amount of the same type of securities sold. Short selling against-the-box may defer recognition of gains or losses into a later tax period.

              Repurchase Agreements/Securities Loans. In a repurchase agreement, a Portfolio buys a security from a Federal Reserve member bank or a securities dealer and simultaneously agrees to sell it back at a higher price, at a specified date, usually less than a week later. The underlying securities must fall within the Portfolio's investment policies and limitations. Each Portfolio also may lend portfolio securities to banks, brokerage firms, or institutional investors to earn income. Costs, delays, or losses could result if the selling party to a repurchase agreement or the borrower of portfolio securities becomes bankrupt or otherwise defaults. N&B Management monitors the creditworthiness of sellers and borrowers.

              Other Investments. Although each Portfolio invests primarily in common stocks, when market conditions warrant it may invest in preferred stocks, securities convertible into or exchangeable for common stocks, U.S. Government and Agency Securities, investment grade debt securities, or money market instruments, or may retain assets in cash or cash equivalents.

              "Investment grade" debt securities are those receiving  one of the four highest ratings from Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's ("S&P"), or another nationally recognized statistical rating organization ("NRSRO") or, if unrated by any NRSRO, deemed comparable by N&B Management to such rated securities ("Comparable Unrated Securities") under guidelines established by the Trustees. The value of the fixed income securities in which a Portfolio may invest is likely to decline in times of rising interest rates. Conversely, when rates fall, the value of a Portfolio's fixed income investments is likely to rise.

              U.S. Government securities are obligations of the U.S. Treasury backed by the full faith and credit of the United States. U.S. Government Agency Securities are issued or guaranteed by U.S. Government agencies or instrumentalities; by other U.S. Government-sponsored enterprises, such as the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, and Tennessee Valley Authority; and by various federally chartered or sponsored banks. Some U.S. Government Agency Securities are supported by the full faith and credit of the United States, while others may be supported by the issuer's ability to borrow from the U.S. Treasury, subject to the Treasury's discretion in certain cases, or only by the credit of the issuer. U.S. Government Agency Securities include U.S. Government mortgage-backed securities. The market prices of U.S. Government securities are not guaranteed by the Government and generally fluctuate with changing interest rates.

              Neuberger&Berman Socially Responsive Portfolio may invest up to 20% of its net assets in convertible securities. A convertible security is a bond, debenture, note, preferred stock, or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. The Portfolio does not intend to purchase any convertible securities that are not investment grade.

              Neuberger&Berman Partners Portfolio may invest up to 15% of its net assets in debt securities rated below investment grade or Comparable Unrated Securities. Such securities, as well as those rated by Moody's in its fourth highest category (Baa) or Comparable Unrated Securities, may be considered predominantly speculative, although, as debt securities, they generally have priority over equity securities of the same issuer and are generally better secured. Debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuer of such securities to make principal and interest payments than is the case for higher grade debt securities. An economic downturn affecting the issuer may result in an increased incidence of default. The market for lower-rated securities may be thinner and less active than for higher-rated securities. Neuberger&Berman Partners Portfolio will invest in such securities only when N&B Management concludes that the anticipated return to the Portfolio on such an investment warrants exposure to the additional level of risk. A further description of Moody's and S&P's ratings is included in Part B.

     Item 5.  Management of the Fund.

     -------------------------------

     Trustees and Officers
     ---------------------

              The Trustees have oversight responsibility for the operations of each Portfolio. Part B contains general background information about each Trustee and officer of the Trust. The Trustees and officers of the Trust who are officers and/or directors of N&B Management and/or partners of Neuberger&Berman serve without compensation from the Portfolios. The Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, have adopted written procedures reasonably appropriate to deal with potential conflicts of interest, including, if necessary, creating a separate board of trustees of the Trust.

     Investment Manager and Sub-Adviser
     ----------------------------------

              N&B Management, 605 Third Avenue, 2nd Floor, New York, New York 10158-0180, serves as the investment manager of each Portfolio.
     N&B Management and its predecessor firms have specialized in the management of no-load mutual funds since 1950. In addition to serving the six Portfolios, N&B Management currently serves as investment manager of other mutual funds. Neuberger&Berman, 605 Third Avenue, New York, New York, 10158-3698, which acts as sub-adviser for the Portfolios and other mutual funds managed by N&B Management, also serves as investment adviser of three investment companies. The mutual funds managed by N&B Management and Neuberger&Berman had aggregate net assets of approximately $11.4 billion as of September 30, 1995.

              As sub-adviser, Neuberger&Berman furnishes N&B Management with investment recommendations and research without added cost to the Portfolios. Neuberger&Berman is a member firm of the New York Stock Exchange ("NYSE") and other principal exchanges and acts as the Portfolios' principal broker in the purchase and sale of their securities. Neuberger&Berman and its affiliates, including N&B Management, manage securities accounts that had approximately $37.6 billion of assets as of September 30, 1995. All of the voting stock of N&B Management is owned by individuals who are general partners of Neuberger&Berman.

              The following is information about the individuals who are primarily responsible for the day-to-day management of the Portfolios:

              Neuberger&Berman  Manhattan  Portfolio --  Mark  R.  Goldstein and
     Susan Switzer. Mr. Goldstein is a Vice President of N&B Management and a general partner of Neuberger&Berman. Previously he was a securities analyst and portfolio manager with that firm. He has had responsibility for Neuberger&Berman Manhattan Portfolio and Neuberger&Berman Manhattan Fund's predecessor since June 1992. Ms. Switzer has been an Assistant Vice President of N&B Management since March 1995 and a portfolio manager for Neuberger&Berman since January 1995. Ms. Switzer was a research analyst and assistant portfolio manager for another money management firm from 1989 to 1994.

              Neuberger&Berman Genesis Portfolio -- Judith M. Vale. Ms. Vale, who has been a member of Neuberger&Berman's Small Cap Group since 1992 and a Vice President of N&B Management since November 1994, has been primarily responsible for the day-to-day management of the Neuberger&Berman Genesis Portfolio since February 1994. Ms. Vale was a portfolio manager for another investment management group from 1990 to 1992, and was a senior fund analyst at another prominent investment adviser from 1987 to 1990.

              Neuberger&Berman  Socially Responsive  Portfolio --  Janet Prindle
     and Farha-Joyce Haboucha. Ms. Prindle, a Vice President of N&B Management since November 1993, has been a general partner of Neuberger&Berman since 1985. Ms. Haboucha has been a Vice President of N&B Management since November 1994 and an employee of Neuberger&Berman since 1986. Mmes. Prindle and Haboucha, who are Co-Directors of Socially Responsive Investment Services at Neuberger&Berman, have been researching and developing corporate responsibility criteria as they apply to investments since 1989. They have been managing money using these criteria since 1990. Ms. Prindle has been responsible for Neuberger&Berman Socially Responsive Portfolio since its inception in March 1994.

              Neuberger&Berman Focus Portfolio and Neuberger&Berman Guardian Portfolio -- Kent C. Simons and Lawrence Marx III. Mr. Simons and Mr. Marx are Vice Presidents of N&B Management and are general partners of Neuberger&Berman. Mr. Simons has had responsibility for Neuberger&Berman Focus Portfolio and Neuberger & Berman Focus Fund's predecessor since 1988, and for Neuberger&Berman Guardian Portfolio and Neuberger&Berman Guardian Fund's predecessor since 1983. Mr. Marx has had those responsibilities since 1988.

              Neuberger&Berman Partners Portfolio -- Michael M. Kassen and Robert I. Gendelman. Mr. Kassen is a Vice President of N&B Management and a general partner of Neuberger&Berman. He has had responsibility for Neuberger&Berman Partners Portfolio and Neuberger&Berman Partners Fund's predecessor since June 1990. Mr. Gendelman is a senior portfolio manager for Neuberger&Berman and an Assistant Vice President of N&B Management.
     Mr. Gendelman has had responsibility for Neuberger&Berman Partners Portfolio since October 1994. He was a portfolio manager for another mutual fund manager from 1992 to 1993 and was managing partner of an investment partnership from 1988 to 1992.

              Neuberger&Berman acts  as the principal broker  for the Portfolios in the purchase and sale of portfolio securities and in the sale of covered call options, and for those services receives brokerage commissions. In effecting securities transactions, each Portfolio seeks to obtain the best price and execution of orders. For more information, see Part B.

              The partners and employees of Neuberger&Berman and officers and employees of N&B Management, together with their families, have invested over $100 million of their own money in Neuberger&Berman Funds .

              To mitigate the possibility that a Portfolio will be adversely affected by personal trading of employees, the Trust, N&B Management, and Neuberger&Berman have adopted policies that restrict securities trading in personal accounts of the portfolio managers and others who normally come into possession of information on portfolio transactions.

     Expenses
     --------

              N&B Management provides investment management services to each Portfolio that include, among other things, making and implementing investment decisions and providing facilities and personnel necessary to operate the Portfolio. For investment management services, each Portfolio (except Neuberger&Berman Genesis Portfolio) pays N&B Management a fee at the annual rate of 0.55% of the first $250 million of that Portfolio's average daily net assets, 0.525% of the next $250 million, 0.50% of the next $250 million, 0.475% of the next $250 million, 0.45% of the next
     $500 million, and 0.425% of average daily net assets in excess of $1.5 billion. Neuberger&Berman Genesis Portfolio has contracted to pay N&B Management a fee for investment management services at the annual rate of 0.85% of the first $250 million of that Portfolio's average daily net assets, 0.80% of the next $250 million, 0.75% of the next $250 million, 0.70% of the next $250 million, and 0.65% of average daily net assets in excess of $1 billion. N&B Management has agreed to waive an amount equal to 0.10% per annum of the average daily net assets of Neuberger & Berman Genesis Portfolio.

              Each Portfolio bears all expenses of its operations other than those borne by N&B Management as investment manager of the Portfolio. These expenses include, but are not limited to, legal and accounting fees, compensation for Trustees who are not affiliated with N&B Management, and custodial fees for securities.

     Item 6.  Capital Stock and Other Securities.
     -------------------------------------------

              The Trust was organized as a common law trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has six series; the Trust reserves the right to create and issue additional series.

              Each investor in a  Portfolio is entitled  to participate  equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. Each investor in a Portfolio is liable for all obligations of the Portfolio. However, the risk of an investor in a Portfolio incurring financial loss on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

              Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when, in the Trustees' judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing signed by a specified number of investors.

              Each Portfolio's NAV is determined each day the NYSE is open for trading ("Business Day"). This determination is made as of the close of regular trading on the NYSE, usually 4 p.m. Eastern time ("Valuation Time").

              Each investor in a Portfolio may add to or reduce its investment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfo-lio then will be recomputed using the percentage equal to the fraction
     (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

              A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market dis-count), and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. All of a
     Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in the Portfolio.

              Under the current method of the Portfolios' operations, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that each Portfolio's assets, income, and distributions will continue to be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

              Neuberger & Berman Equity Funds ("Equity Funds") owns a majority interest in the Trust and each Portfolio thereof (except Neuberger & Berman Socially Responsive Portfolio). Neuberger & Berman NYCDC Socially Responsive Trust, a series of Neuberger & Berman Equity Trust ("Equity Trust"), owns a majority interest in Neuberger & Berman Socially Responsive Portfolio. However, Equity Funds and Equity Trust have undertaken that, with respect to most matters on which the Trust seeks a vote of its interestholders, Equity Funds or Equity Trust will seek a vote of its shareholders and will vote its interest in the Trust in accordance with their instructions.

     Item 7.  Purchase of Securities.
     -------------------------------

              Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. The NAV of each Portfolio is determined on each Business Day as of the Valuation Time.

              Each Portfolio values securities (including options) listed on the NYSE, the American Stock Exchange or other national securities exchanges or quoted on Nasdaq, and other securities for which market quotations are readily available, at the last sale price on the day the securities are being valued. If there is no sale of such a security on that day, that security is valued at the mean between its closing bid and asked prices. The Portfolios value all other securities and assets, including restricted securities, by a method that the Trustees believe accurately reflects fair value.

              There is  no  minimum  initial or  subsequent  investment  in  any
     Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable, investments in each Portfolio must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

              The Trust's placement agent is N&B Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. N&B Management receives no compensation for serving as the Trust's placement agent.

     Item 8.  Redemption or Repurchase.
     ---------------------------------

              An investor in any Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three days, except as extensions may be permitted by law.

              Investments in a Portfolio may not be transferred.

              The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

     Item 9.  Pending Legal Proceedings.
     ----------------------------------

              Not applicable.

                                       PART B


     Item 10.  Cover Page.
     ---------------------

                      Not applicable.

     Item 11.  Table of Contents.  . . . . . . . . . . . . . . . . . . . .  Page
     ---------------------------                                            ----

              General Information and History  . . . . . . . . . . . . . .   B-1
              Investment Objectives and Policies . . . . . . . . . . . . .   B-1
              Management of the Trust  . . . . . . . . . . . . . . . . . .  B-32
              Control Persons and Principal Holders
                    of Securities  . . . . . . . . . . . . . . . . . . . .  B-39
              Investment Management and Other Services . . . . . . . . . .  B-40
              Brokerage Allocation and Other Practices . . . . . . . . . .  B-46
              Capital Stock and Other Securities . . . . . . . . . . . . .  B-52
              Purchase, Redemption and Pricing of
                    Securities . . . . . . . . . . . . . . . . . . . . . .  B-53
              Tax Status . . . . . . . . . . . . . . . . . . . . . . . . .  B-53
              Underwriters . . . . . . . . . . . . . . . . . . . . . . . .  B-56
              Calculation of Performance Data  . . . . . . . . . . . . . .  B-56
              Financial Statements . . . . . . . . . . . . . . . . . . . .  B-57

     Item 12.  General Information and History.
     -----------------------------------------

                      Registrant added the words "Neuberger & Berman" to the name of each series of Registrant on October 20, 1993. Prior to January 1, 1995, the name of Neuberger & Berman Focus Portfolio was "Neuberger & Berman Selected Sectors Portfolio."

     Item 13.  Investment Objectives and Policies.
     --------------------------------------------

                      Part A contains information about the investment objectives, policies and limitations of Neuberger & Berman Manhattan Portfolio, Neuberger & Berman Genesis Portfolio, Neuberger & Berman Focus Portfolio, Neuberger & Berman Guardian Portfolio, Neuberger & Berman Partners Portfolio and Neuberger & Berman Socially Responsive Portfolio (each a "Portfolio"), series of Equity Managers Trust ("Trust"). This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the Portfolios' investment policies and limitations, the portfolio strategies that the Portfolios may utilize, the types of securities and other instruments in which the Port-folios may invest, and certain risks attendant to those investments, policies and strategies.

     Investment Policies and Limitations
     -----------------------------------

                      Except for the limitation on borrowing and the limitation on ownership of portfolio securities by officers and trustees, any investment policy or limitation that involves a maximum percentage of securities or assets will not be considered to be violated unless the percentage limitation is exceeded immediately after, and because of, a transaction by a Portfolio. The policies and limitations described in this Part B are non-fundamental unless otherwise stated.

                      The Portfolios' fundamental investment limitations are as follows:

                      1. Borrowing. No Portfolio may borrow money, except that a Portfolio may (i) borrow money from banks for temporary or emergency purposes and not for leveraging or investment and (ii) enter into reverse repurchase agreements for any purpose; provided that (i) and
     (ii) in combination do not exceed 33-1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time borrowings exceed 33-1/3% of the value of a Portfolio's total assets, that Portfolio will reduce its borrowings within three days (excluding Sundays and holidays) to the extent necessary to comply with the 33-1/3% limitation.

                      2. Commodities. No Portfolio may purchase physical commodities or contracts thereon, unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit a Portfolio from purchasing futures contracts or options (including options on futures contracts, but excluding options or futures contracts on physical commodities) or from investing in securities of any kind.

                      3. Diversification. No Portfolio may, with respect to 75% of the value of its total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities) if, as a result, (i) more than 5% of the value of the Portfolio's total assets would be invested in the securities of that issuer or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer.

                      4. Industry Concentration. No Portfolio may purchase any security if, as a result, 25% or more of its total assets (taken at current value) would be invested in the securities of issuers having their principal business activities in the same industry. This limitation does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

                      5. Lending. No Portfolio may lend any security or make any other loan if, as a result, more than 33-1/3% of its total assets (taken at current value) would be lent to other parties, except, in accordance with its investment objective, policies, and limitations, (i) through the purchase of a portion of an issue of debt securities or (ii) by engaging in repurchase agreements.

                      6. Real Estate. No Portfolio may purchase real estate unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit a Portfolio from purchasing securities issued by entities or investment vehicles that own or deal in real estate or interests therein or instruments secured by real estate or interests therein.

                      7. Senior Securities. No Portfolio may issue senior securities, except as permitted under the Investment Company Act of 1940 ("1940 Act").

                      8. Underwriting. No Portfolio may underwrite securities of other issuers, except to the extent that a Portfolio, in disposing of portfolio securities, may be deemed to be an underwriter within the meaning of the Securities Act of 1933 ("1933 Act").

                      The following non-fundamental investment policies and limitations apply to all Portfolios (except Neuberger & Berman Socially Responsive Portfolio):

                      1. Borrowing. No Portfolio may purchase securities if outstanding borrowings, including any reverse repurchase agreements, exceed 5% of its total assets.

                      2.       Lending.    Except  for  the   purchase  of  debt
     securities and engaging in repurchase agreements, no Portfolio may make any loans other than securities loans.

                      3. Investments in Other Investment Companies. No Portfolio may purchase securities of other investment companies, except to the extent permitted by the 1940 Act and in the open market at no more than customary brokerage commission rates. This limitation does not apply to securities received or acquired as dividends, through offers of exchange, or as a result of a reorganization, consolidation, or merger.

                      4. Margin Transactions. No Portfolio may purchase securities on margin from brokers or other lenders, except that a Portfolio may obtain such short-term credits as are necessary for the clearance of securities transactions. Margin payments in connection with transactions in futures contracts and options on futures contracts shall not constitute the purchase of securities on margin and shall not be deemed to violate the foregoing limitation.

                      5. Short Sales. No Portfolio may sell securities short unless it owns, or has the right to obtain without payment of additional consideration, securities equivalent in kind and amount to the securities sold. Transactions in forward contracts, futures contracts, and options shall not constitute selling securities short.

                      6. Ownership of Portfolio Securities by Officers and Trustees. No Portfolio may purchase or retain the securities of any issuer if, to the knowledge of the Portfolio's investment manager, Neuberger & Berman Management Incorporated ("N&B Management"), those officers and trustees of the Trust ("Trustees") and officers and directors of N&B Management who each owns individually more than 1/2 of 1% of the outstanding securities of such issuer, together own more than 5% of such securities.

                      7. Unseasoned Issuers. No Portfolio may purchase the securities of any issuer (other than securities issued or guaranteed by domestic or foreign governments or political subdivisions thereof) if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of business enterprises that, including predecessors, have a record of less than three years of continuous operation.

                      8. Puts, Calls, Straddles, or Spreads. No Portfolio may invest in puts, calls, straddles, spreads, or any combination thereof, except that each Portfolio may (i) write (sell) covered call options against portfolio securities having a market value not exceeding 10% of its net assets and (ii) purchase call options in related closing transac-tions. The Portfolios do not construe the foregoing limitation to pre-clude them from purchasing or writing options on futures contracts or from purchasing securities with rights to put the securities to the issuer or a guarantor.

                      9. Illiquid Securities. No Portfolio may purchase any security if, as a result, more than 10% (5% in the case of Neuberger & Berman Genesis Portfolio) of its net assets would be invested in illiquid securities. Illiquid securities include securities that cannot be sold within seven days in the ordinary course of business for approximately the amount at which the Portfolio has valued the securities, such as repurchase agreements maturing in more than seven days.

                      10. Foreign Securities. No Portfolio may invest more than 10% of the value of its total assets in securities of foreign issuers, provided that this limitation shall not apply to foreign securities denominated in U.S. dollars, including American Depositary Receipts ("ADRs").

                      11. Oil and Gas Programs. No Portfolio may invest in participations or other direct interests in oil, gas, or other mineral leases or exploration or development programs, but each Portfolio may purchase securities of companies that own interests in any of the foregoing.

                      12. Real Estate. No Portfolio may purchase or sell real property (including interests in real estate limited partnerships, but excluding readily marketable interests in real estate investment trusts and readily marketable securities of companies that invest in real estate); provided that no Portfolio may purchase any security if, as a result, more than 10% of its total assets would be invested in securities of real estate investment trusts.

                      In addition to the foregoing non-fundamental investment policies and limitations, which apply to each Portfolio (except Neuberger & Berman Socially Responsive Portfolio), the following non-fundamental investment policies and limitations apply to the indicated Portfolios:

                      13. Investments in Any One Issuer (Neuberger & Berman Genesis, Neuberger & Berman Focus, and Neuberger & Berman Guardian Portfolios). None of these Portfolios may purchase the securities of any one issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities) if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of that issuer.

                      14. Warrants (Neuberger & Berman Genesis, Neuberger & Berman Focus, and Neuberger & Berman Guardian Portfolios). None of these Portfolios may invest more than 5% of its net assets in warrants, including warrants that are not listed on the New York Stock Exchange ("NYSE") or American Stock Exchange, or more than 2% of its net assets in such unlisted warrants. For purposes of this limitation, warrants are valued at the lower of cost or market value, and warrants acquired by a Portfolio in units or attached to securities may be deemed to be without value.

                      15. Pledging (Neuberger & Berman Genesis and Neuberger & Berman Guardian Portfolios). Neither of these Portfolios may pledge or hypothecate any of its assets, except that (i) for Neuberger & Berman Genesis Portfolio, this limitation does not apply to the deposit of portfolio securities as collateral in connection with short sales against-the-box, and the Portfolio may pledge or hypothecate up to 15% of its total assets to collateralize a borrowing permitted under fundamental policy 1 above or a letter of credit issued for a purpose set forth in that policy and (ii) each Portfolio may pledge or hypothecate up to 5% of its total assets in connection with its entry into any agreement or arrangement pursuant to which a bank furnishes a letter of credit to collateralize a capital commitment made by the Portfolio to a mutual insurance company of which the Portfolio is a member.

                      16.      Sector  Concentration  (Neuberger & Berman  Focus
     Portfolio).   This Portfolio  may not  invest more  than 50%  of its  total assets in any one economic sector.

                      Each  Portfolio   (except  Neuberger   &  Berman  Socially
     Responsive Portfolio), as an operating policy, does not intend to invest in futures contracts and options thereon during the coming year.

                      The following non-fundamental investment policies and limitations apply to Neuberger & Berman Socially Responsive Portfolio:

                      1. Borrowing. The Portfolio may not purchase secu-rities if outstanding borrowings, including any reverse repurchase agree-ments, exceed 5% of its total assets.

                      2.       Lending.    Except  for   the  purchase  of  debt
     securities and engaging in repurchase agreements, the Portfolio may not make any loans other than securities loans.

                      3. Investments in Other Investment Companies. The Portfolio may not purchase securities of other investment companies, except to the extent permitted by the 1940 Act and in the open market at no more than customary brokerage commission rates. This limitation does not apply to securities received or acquired as dividends, through offers of exchange, or as a result of a reorganization, consolidation, or merger.

                      4. Margin Transactions. The Portfolio may not purchase securities on margin from brokers or other lenders, except that the Portfolio may obtain such short-term credits as are necessary for the clearance of securities transactions. Margin payments in connection with transactions in futures contracts and options on futures contracts shall not constitute the purchase of securities on margin and shall not be deemed to violate the foregoing limitation.

                      5. Short Sales. The Portfolio may not sell securities short unless it owns, or has the right to obtain without payment of additional consideration, securities equivalent in kind and amount to the securities sold. Transactions in forward contracts, futures contracts, and options shall not constitute selling securities short.

                      6. Ownership of Portfolio Securities by Officers and Trustees. The Portfolio may not purchase or retain the securities of any issuer if, to the knowledge of N&B Management, those officers and trustees of the Trust and officers and directors of N&B Management who each owns individually more than 1/2 of 1% of the outstanding securities of such issuer, together own more than 5% of such securities.

                      7. Unseasoned Issuers. The Portfolio may not purchase the securities of any issuer (other than securities issued or guaranteed by domestic or foreign governments or political subdivisions thereof) if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of business enterprises that, including predecessors, have a record of less than three years of continuous operation.

                      8. Illiquid Securities. The Portfolio may not purchase any security if, as a result, more than 10% of its net assets would be invested in illiquid securities. Illiquid securities include securities that cannot be sold within seven days in the ordinary course of business for approximately the amount at which the Portfolio has valued the securities, such as repurchase agreements maturing in more than seven days.

                      9. Foreign Securities. The Portfolio may not invest more than 10% of the value of its total assets in securities of foreign issuers, provided that this limitation shall not apply to foreign securities denominated in U.S. dollars, including ADRs.

                      10. Oil and Gas Programs. The Portfolio may not invest in participations or other direct interests in oil, gas, or other mineral leases or exploration or development programs, but the Portfolio may purchase securities of companies that own interests in any of the foregoing.

                      11.  Real Estate.   The Portfolio  may not invest in  real
     estate limited partnerships.

                      12. Warrants. The Portfolio does not intend to invest in warrants (but may hold warrants obtained in units or attached to securities).

     Mark R. Goldstein, Portfolio Manager of Neuberger & Berman Manhattan Portfolio
     --------------------------------------------------------------------

                      Neuberger & Berman Manhattan Portfolio's objective is capital appreciation, without regard to income. "The Portfolio differs from the other Portfolios in its willingness to invest in stocks with price/earnings ratios or price-to-cash-flow ratios that are reasonable relative to a company's growth prospects and that of the general market," says Mark Goldstein, its portfolio manager. Mr. Goldstein has consistently followed this approach as a portfolio manager at N&B Management. He looks for stocks of financially sound companies with a special market capability, a competitive advantage or a product that makes them particularly attractive over the long term, but likes to purchase them at a reasonable price relative to their growth rates. Mr. Goldstein calls this approach "GARP" -- growth at a reasonable price. "An investor shouldn't try to beat the market by trading funds like stocks. The hard-est thing to do -- but the best thing to do -- is to put in some money when the market is down and keep it there. That's how one really builds wealth over the long term -- a mutual fund is a great long-term investment."

                      "We view value both on a relative and an absolute basis, so we may buy stocks with somewhat above-market historical growth rates," Mr. Goldstein explains. "We also tend to stay more fully invested when we think the market is attractive for quality growth companies. But we will get out of stocks and into cash when we think there are no reasonable values available."

     Judith M. Vale, Portfolio Manager of Neuberger & Berman Genesis Portfolio
     -------------------------------------------------------------------------

                      The predecessor of Neuberger & Berman Genesis Fund was established in 1988. A long-term growth fund dedicated to small capitali-zation stocks (companies with total market value of outstanding capital stock of less than $750 million), Neuberger & Berman Genesis Portfolio is devoted to the same value principles as the other equity funds managed by N&B Management. "Neuberger & Berman Genesis Portfolio buys stocks that we believe are currently undervalued, unlike small capitalization stock funds offered by many other firms, which look for companies whose earnings reflect future developments," says its portfolio manager Judith Vale.

                      "Many people think that small capitalization stock funds are predominantly invested in high-risk, high-tech companies. Not Neuberger & Berman Genesis Portfolio. We look for the same fundamentals in small capitalization stocks as our other funds look for in stocks of larger companies. We stick to the areas we understand. I'm looking for the most persistent earnings growth at the lowest multiple." Ms. Vale looks for well-established companies with entrepreneurial management and sound finances. She also looks for catalysts to exposing value, such as management changes and new product lines. Often, these are firms that have suffered temporary setbacks or undergone a restructuring.

                      Why a small capitalization stock fund? Research has demonstrated that, over the last 30 years, smaller capitalization stocks as a group have outperformed larger capitalization stocks two-thirds of the time.1/ Ms. Vale points out, "This Portfolio offers the ability to share in the growth potential of small capitalization stocks."

     Kent C. Simons and Lawrence Marx III, Portfolio Managers of Neuberger & Berman Focus and Neuberger & Berman Guardian Portfolios
     --------------------------------------------------------------------------

                      These Portfolios are managed by two veterans of N&B Man-agement who have consistently followed their value-oriented philosophy over many years: Kent Simons and Larry Marx.

                      Neuberger & Berman Focus Portfolio's investment objective is long-term capital appreciation. Like the other Portfolios that use a value-oriented investment approach, it seeks to buy undervalued securities that offer opportunities for growth, but then focuses its assets in those sectors where undervalued stocks are clustered. "We begin by looking for stocks that are selling for less than we think they're worth, a 'bottom-up approach,'" says Mr. Simons. "More often than not, such stocks are in a few economic sectors that are out of favor and are undervalued as a group. I think 90% of cheap stocks deserve to be cheap. My job is to find the 10% that don't."



     1/       Source:  Ibbotson and Sinquefield.

                      "We don't pick sectors for Neuberger & Berman Focus Portfolio based on our perception of how the economy is going to do. Nor do we engage in making economic or currency predictions. We look for stocks with either low relative or low absolute valuations," explains Mr. Marx. "Often, these stocks will be found in a particular sector, but we didn't start out being bullish on that sector. It's just where we happened to find the values. We find that if one company comes under a cloud, it tends to happen to its whole industry. If an investment manager rotated the sectors in a portfolio by buying sectors when they are under-valued and selling them when they become fully valued, the manager would be able to achieve above-average performance."

                      Neuberger & Berman Guardian Portfolio subscribes to the same stock-picking philosophy followed since Neuberger & Berman Guardian Fund's predecessor was founded by Roy R. Neuberger in 1950.

                      It's no great trick for a mutual fund to make money when the market is rising. The tide that lifts stock values will carry most funds along. The true test of management is its ability to make money even when the market is flat or declining. By that measure, Neuberger & Berman Guardian Fund and its predecessor have served shareholders well and have paid a dividend every quarter and a capital gain distribution every year since 1950. Of course, there can be no assurance that this trend will continue.

                      Both Mr. Simons and Mr. Marx place a high premium on being knowledgeable about the companies whose stocks they buy for Neuberger & Berman Guardian Portfolio. That knowledge is important, because sometimes it takes courage to buy stocks that the rest of the market has forsaken. Says Mr. Marx, "We're usually early in and early out. We'd rather buy an undervalued stock because we expect it to become fairly valued than buy one fairly valued and hope it becomes overvalued. We like a stock 'under a rock' or with a cloud over it; you are not going to get great companies at great valuations when the market perception is great."

                      "People who switch around a  lot are not going  to benefit
     from our  approach.   They're  following the  market  -- we're  looking  at
     fundamentals."

     Michael  M.   Kassen  and  Robert  I.   Gendelman,  Portfolio  Managers  of
     Neuberger & Berman Partners Portfolio
     --------------------------------------------------------------------------

                      "Neuberger & Berman Partners Portfolio's objective is capital growth," say its portfolio managers Michael Kassen and Robert Gendelman. "We want to make money in good markets and not give up those gains during rough times."

                      "Our investors seek consistent performance and have a moderate risk tolerance. They do know, however, that stock investments can provide the long-term upside potential essential to meeting their long-term investment goals, particularly a comfortable retirement and planning for a college education."

                      "We look for stocks that are undervalued in the market-place either in relation to strong current fundamentals, such as low price-to-earnings ratios, consistent cash flow, and support from asset values, or in relation to the growth of their future earnings, as projected by N&B Management. If the market goes down, those stocks we elect to hold, historically, go down less."

                      The co-portfolio managers monitor stocks of medium- to large-sized companies that often are not closely scrutinized by other investors. The managers research these companies in order to determine if they will produce a new product, become an acquisition target, or undergo a financial restructuring.

                      What else catches Mr. Kassen's and Mr. Gendelman's eyes? "We like managements that own their own stock. These companies usually seek to build shareholder wealth by buying back shares or making acquisitions that have a swift and positive impact on the bottom line."

                      To increase the upside potential, the managers zero in on companies that dominate their industries or their specialized niches. Their reasoning? "Market leaders tend to earn higher levels of profits."

                      Neuberger & Berman Partners Portfolio invests in a wide array of stocks, and no single stock makes up more than a small fraction of the Portfolio's total assets. Of course, the Portfolio's holdings are subject to change.

     Janet W. Prindle, Portfolio Manager of Neuberger & Berman Socially Responsive Portfolio
     --------------------------------------------------------------------------

              How does Janet Prindle manage Neuberger & Berman Socially Responsive Portfolio? "We select securities through a two-phase detection process. The first is financial. We analyze a universe of companies according to N&B Management's value-oriented philosophy, looking for stocks which are undervalued for any number of reasons. We focus on financial fundamentals including balance sheet ratios and cash flow analysis, and we meet with company management in an effort to understand how those unrecognized values might be realized in the market. The second part of the process is social screening. Our social research is based on the same kind of philosophy that governs our financial approach: we believe that first-hand knowledge and experience are our most important tools. Utilizing a proprietary database, we do careful, in-depth tracking and we analyze a large number of companies on some 80 issues in six broad social categories. We use a wide variety of sources to determine company practices and policies in these areas, and we analyze performance in light of our knowledge of the issues and of the best practices in each industry. We understand that, for many issues and in many industries, absolute standards are elusive and often counterproductive. Thus, in addition to

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     quantitative  measurements, we place value on such indicators as management commitment, progress, direction, and industry leadership."

     Additional Investment Information
     ---------------------------------

                      Some or all of the Portfolios, as indicated below, may make the following investments, among others, although they may not buy all of the types of securities or use all of the investment techniques that are described.

                      Repurchase   Agreements  (All   Portfolios).    Repurchase
     agreements are agreements under which a Portfolio purchases securities from a bank that is a member of the Federal Reserve System or from a securities dealer that agrees to repurchase the securities from the Portfolio at a higher price on a designated future date. Repurchase agreements generally are for a short period of time, usually less than a week. No Portfolio may enter into a repurchase agreement with a maturity of more than seven days if, as a result, more than 10% (5% in the case of Neuberger & Berman Genesis Portfolio) of the value of its net assets would then be invested in such repurchase agreements and other illiquid securities. A Portfolio may enter into a repurchase agreement only if
     (1) the underlying securities are of the type that the Portfolio's investment policies and limitations would allow it to purchase directly,
     (2) the market value of the underlying securities, including accrued interest, at all times equals or exceeds the value of the repurchase agreement, and (3) payment for the underlying securities is made only upon satisfactory evidence that the securities are being held for the Portfolio's account by its custodian or a bank acting as the Portfolio's agent.

                      Securities Loans (All Portfolios). In order to realize income, each Portfolio may lend portfolio securities with a value not exceeding 33-1/3% of its total assets to banks, brokerage firms, or institutional investors judged creditworthy by N&B Management. Borrowers are required continuously to secure their obligations to return securities on loan from the Portfolio by depositing collateral in a form determined to be satisfactory by the Trustees. The collateral, which must be marked to market daily, must be equal to at least 100% of the market value of the loaned securities, which will also be marked to market daily. N&B Management believes the risk of loss on these transactions is slight because, if a borrower were to default for any reason, the collateral should satisfy the obligation. However, as with other extensions of secured credit, loans of portfolio securities involve some risk of loss of rights in the collateral should the borrower fail financially.

                      Restricted Securities and Rule 144A Securities (All Portfolios). Each Portfolio may invest in restricted securities, which are securities that may not be sold to the public without an effective registration statement under the 1933 Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. In recognition of the increased size and

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     liquidity of the  institutional market for unregistered  securities and the importance of institutional investors in the formation of capital, the Securities and Exchange Commission ("SEC") has adopted Rule 144A under the
     1933 Act.   Rule 144A is  designed further to facilitate  efficient trading
     among  institutional   investors  by   permitting  the   sale  of   certain
     unregistered securities to qualified institutional buyers. To the extent privately placed securities held by a Portfolio qualify under Rule 144A, and an institutional market develops for those securities, the Portfolio likely will be able to dispose of the securities without registering them under the 1933 Act. To the extent that institutional buyers become, for a time, uninterested in purchasing these securities, investing in Rule 144A
     securities could  increase the  level of  a Portfolio's  illiquidity.   N&B
     Management, acting under guidelines established by the Trustees, may determine that certain securities qualified for trading under Rule 144A are liquid. Foreign securities that can be freely sold in the markets in which they are principally traded are not considered to be restricted. Regulation S under the 1933 Act permits the sale abroad of securities that are not registered for sale in the United States.

                      Where registration is required, a Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell. To the extent privately placed securities, including Rule 144A securities, are illiquid, purchases thereof will be subject to each Portfolio's 10% (5% in the case of Neuberger & Berman Genesis Portfolio) limit on investments in illiquid securities. Restricted securities for which no market exists are priced at fair value as determined in accordance with procedures approved and periodically reviewed by the Trustees.

                      Reverse Repurchase Agreements (All Portfolios). In a reverse repurchase agreement, a Portfolio sells portfolio securities subject to its agreement to repurchase the securities at a later date for a fixed price reflecting a market rate of interest; these agreements are considered borrowings for purposes of the Portfolios' investment policies and limitations concerning borrowings. While a reverse repurchase agreement is outstanding, a Portfolio will maintain with its custodian in a segregated account cash, U.S. Government or Agency Securities, or other liquid, high-grade debt securities, marked to market daily, in an amount at least equal to the Portfolio's obligations under the agreement. There is a risk that the contra-party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Portfolio.

                      Foreign Securities (All Portfolios). Each Portfolio may invest in U.S. dollar-denominated securities issued by foreign issuers (including banks, governments, and quasi-governmental organizations) and foreign branches of U.S. banks, including negotiable certificates of depo-sit ("CDs"), bankers' acceptances and commercial paper. These investments are subject to each Portfolio's quality standards. While investments in foreign securities are intended to reduce risk by providing further diver-sification, such investments involve sovereign and other risks, in addition to the credit and market risks normally associated with domestic securities. These additional risks include the possibility of adverse political and economic developments (including political instability) and the potentially adverse effects of unavailability of public information regarding issuers, less governmental supervision and regulation of financial markets, reduced liquidity of certain financial markets, and the lack of uniform accounting, auditing, and financial standards or the application of standards that are different or less stringent than those applied in the United States.

                      Each Portfolio also may invest in equity, debt, or other income-producing securities that are denominated in or indexed to foreign currencies, including (1) common and preferred stocks, (2) CDs, commercial paper, fixed time deposits, and bankers' acceptances issued by foreign banks, (3) obligations of other corporations, and (4) obligations of foreign governments or their subdivisions, agencies, and instrumentali-ties, international agencies, and supranational entities. Investing in foreign currency denominated securities includes the special risks asso-ciated with investing in non-U.S. issuers described in the preceding para-graph and the additional risks of (1) adverse changes in foreign exchange rates, (2) nationalization, expropriation, or confiscatory taxation,
     (3) adverse changes in investment or exchange control regulations (which could prevent cash from being brought back to the United States), and
     (4) expropriation or nationalization of foreign portfolio companies. Additionally, dividends and interest payable on foreign securities may be subject to foreign taxes, including taxes withheld from those payments. Commissions on foreign securities exchanges are often at fixed rates and are generally higher than negotiated commissions on U.S. exchanges, although the Portfolios endeavor to achieve the most favorable net results on portfolio transactions. Each Portfolio may invest only in securities of issuers in countries whose governments are considered stable by N&B Management.

                      Foreign securities often trade with less frequency and in less volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custody arrangements, and transaction costs of foreign currency conversions.

                      Prices  of  foreign  securities  and  exchange  rates  for foreign currencies may be affected by the interest rates prevailing in other countries. Interest rates in other countries are often affected by local factors, including the strength of the local economy, the demand for borrowing, the government's fiscal and monetary policies, and the international balance of payments. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position.

                      Foreign markets also have different clearance and settlement procedures, and, in certain markets, there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Such delays in settlement could result in temporary periods when a portion of the assets of a Portfolio are uninvested and no return is earned thereon. The inability of a Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result in losses to a Portfolio due to subsequent declines in value of the portfolio securities, or, if the Portfolio has entered into a contract to sell the securities, could result in possible liability to the purchaser.

                      In order to limit the risk inherent in investing in for-eign currency denominated securities, a Portfolio may not purchase any such security if, after such purchase, more than 10% of its total assets (taken at market value) would be invested in foreign currency denominated securities. Within that limitation, however, no Portfolio is restricted in the amount it may invest in securities denominated in any one foreign currency.

                      Futures Contracts and Options Thereon (Neuberger & Berman Socially Responsive Portfolio). The Portfolio may purchase and sell interest rate futures contracts, stock and bond index futures contracts, and foreign currency futures contracts and options thereon in an attempt to hedge against changes in the prices of securities or, in the case of foreign currency futures and options thereon, to hedge against expected changes in prevailing currency exchange rates. Because the futures markets may be more liquid than the cash markets, the use of futures contracts permits the Portfolio to enhance portfolio liquidity and maintain a defensive position without having to sell portfolio securities. The Portfolio does not engage in transactions in futures or options on futures for speculation. The Portfolio views investment in (i) interest rate and securities index futures and options thereon as a maturity management device and/or a device to reduce risk or preserve total return in an adverse environment for the hedged securities, and (ii) foreign currency futures and options thereon as a means of establishing more definitely the effective return on securities denominated in foreign currencies that are held or intended to be acquired by the Portfolio. Futures contracts and options thereon are traded only on national futures exchanges.

                      A "sale" of a futures contract (or a "short" futures position) entails the assumption of a contractual obligation to deliver the securities or currency underlying the contract at a specified price at a specified future time. A "purchase" of a futures contract (or a "long" futures position) entails the assumption of a contractual obligation to acquire the securities or currency underlying the contract at a specified price at a specified future time. Certain futures, including stock and bond index futures, are settled on a net cash payment basis rather than by the sale and delivery of the securities underlying the futures.

                      "Margin" with respect to a futures contract is the amount of assets that must be deposited by the Portfolio with, or for the benefit of, a futures commission merchant in order to initiate and maintain the Portfolio's futures positions. The margin deposit made by the Portfolio when it enters into a futures contract ("initial margin") is intended to assure its performance of the contract. If the price of the futures contract changes -- increases in the case of a short (sale) position or decreases in the case of a long (purchase) position -- so that the unrealized loss on the contract causes the margin deposit not to satisfy margin requirements, the Portfolio will be required to make an additional margin deposit ("variation margin"). However, if favorable price changes in the futures contract cause the margin deposit to exceed the required margin, the excess will be paid to the Portfolio. In computing its daily net asset value ("NAV"), the Portfolio marks to market the current value of its open futures positions. The Portfolio also must make margin deposits with respect to options on futures that it has written. If the futures commission merchant holding the margin deposit goes bankrupt, the Portfolio could suffer a delay in recovering its funds and could ultimately suffer a loss.

                      U.S. futures contracts (except certain currency futures) are traded on exchanges that have been designated as "contract markets" by the Commodity Futures Trading Commission ("CFTC"), an agency of the U.S. Government; futures transactions must be executed through a futures commission merchant that is a member of the relevant contract market. The exchange's affiliated clearing organization guarantees performance of the contracts between the clearing members of the exchange.

                      Although futures contracts by their terms may require the actual delivery or acquisition of the underlying securities or currency, in most cases the contractual obligation is extinguished by being offset before the expiration of the contract, without the parties having to make or take delivery of the assets. A futures position is offset by buying (to offset an earlier sale) or selling (to offset an earlier purchase) an identical futures contract calling for delivery in the same month.

                      Although the Portfolio believes that the use of futures contracts will benefit it, if N&B Management's judgment about the general direction of the markets is incorrect, the Portfolio's overall return would be lower than if it had not entered into any such contracts.
     Moreover, the spread between values in the cash and futures markets is subject to distortion due to differences in the character of those markets. Because of the possibility of distortion, even a correct forecast of general market trends by N&B Management may not result in a successful transaction.

                      An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in the contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the option exercise period. The writer of the option is required upon exercise to assume a short futures position (if the option is a call) or a long futures position (if the option is a put). Upon exercise of the option, the assumption of offsetting futures positions by the writer and holder of the option is accompanied by delivery of the accumulated cash balance in the writer's futures margin account. That balance represents the amount by which the market price of the futures contract at exercise exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option.

                      The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates, which in turn are affected by fiscal and monetary policies and by national and international political and economic events. At best, the correlation between changes in prices of futures contracts and of the securities being hedged can be only approximate. Decisions regarding whether, when, and how to hedge involve skill and judgment. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or interest rate trends or lack of correlation between the futures markets and the securities markets. Because of the low margin deposits required, futures trading involves an extremely high degree of leverage; as a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, or gain, to the investor. Losses that may arise from certain futures transactions are potentially unlimited.

                      Most U.S. futures exchanges limit the amount of fluctua-tion in the price of a futures contract or option thereon during a single trading day; once the daily limit has been reached, no trades thereof may be made on that day at a price beyond that limit. The daily limit only governs price movements during a particular trading day, however; it thus does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Prices can move to the daily limit for several consecutive trading days with little or no trading, thereby preventing liquidation of futures and options positions and subjecting traders to substantial losses. If this were to happen with respect to a position held by the Portfolio, it could (depending on the size of the position) have an adverse impact on the NAV of the Portfolio.

                      Covered Call Options (All Portfolios). Neuberger & Berman Socially Responsive Portfolio may write or purchase covered call options on securities it owns. Each of the other Portfolios may write or purchase covered call options on securities it owns valued at up to 10% of its net assets. Generally, the purpose of writing and purchasing these options is to reduce the effect of price fluctuations of securities held by the Portfolio on the Portfolio's NAV. Neuberger & Berman Socially Responsive Portfolio may also write covered call options to earn premium income. Portfolio securities on which call options may be written and purchased by a Portfolio are purchased solely on the basis of investment considerations consistent with the Portfolio's investment objective.

                      When a Portfolio writes a call option, it is obligated to sell a security to a purchaser at a specified price at any time the purchaser requests until a certain date, and receives a premium for writing the call option. So long as the obligation of the call option continues, the Portfolio may be assigned an exercise notice, requiring it to deliver the underlying security against payment of the exercise price. The Portfolio may be obligated to deliver securities underlying an option at less than the market price, thereby giving up any additional gain on the security.

                      Each  Portfolio  writes only  "covered"  call  options  on securities it owns. The writing of covered call options is a conservative investment technique that is believed to involve relatively little risk (in contrast to the writing of "naked" or uncovered call options, which the Portfolios will not do), but is capable of enhancing the Portfolios' total return. When writing a covered call option, a Portfolio, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security above the exercise price, but conversely retains the risk of loss should the price of the security decline.

                      If a call option that a Portfolio has written expires unexercised, the Portfolio will realize a gain in the amount of the premium; however, that gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security.

                      When a  Portfolio  purchases  a call  option,  it  pays  a premium  for  the right  to  purchase  a  security  from the  writer  at  a specified price until a specified date. A Portfolio would purchase a call option to offset a previously written call option. Neuberger & Berman
     Socially Responsive Portfolio also may purchase a call option to protect against an increase in the price of the securities it intends to purchase.


                      Put Options (Neuberger & Berman Socially Responsive Portfolio). The Portfolio may write or purchase put options on securities. Generally, the purpose of writing and purchasing these options is to reduce the effect of price fluctuations of securities held by the Portfolio on the Portfolio's NAV.

                      The Portfolio will receive a premium for writing a put option, which obligates the Portfolio to acquire a certain security at a certain price at any time until a certain date if the purchaser of the option decides to sell such security. The Portfolio may be obligated to purchase the underlying security at more than its current value.

                      When the Portfolio purchases a put option, it pays a premium to the writer for the right to sell a security to the writer for a specified amount at any time until a certain date. The Portfolio would purchase a put option in order to protect itself against a decline in the market value of a security it owns.

                      Portfolio securities on which put options may be written and purchased by the Portfolio are purchased solely on the basis of investment considerations consistent with the Portfolio's investment objective. When writing a put option, the Portfolio, in return for the premium, takes the risk that it must purchase the underlying security at the exercise price, which may be higher than the current market price of the security. If a put option that the Portfolio has written expires unexercised, the Portfolio will realize a gain in the amount of the premium. A Portfolio will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from writing the put option.

                      Put and Call Options, In General. The obligation under any option terminates upon expiration of the option or, at an earlier time, when the writer offsets the option by entering into a "closing purchase transaction" to purchase an option of the same series. If an option is purchased by the Portfolio and is never exercised, the Portfolio will lose the entire amount of the premium paid.

                      Options are traded both on national securities exchanges and in the over-the-counter ("OTC") market. Exchange-traded options in the U.S. are issued by a clearing organization affiliated with the exchange on which the option is listed; the clearing organization in effect guarantees completion of every exchange-traded option. In contrast, OTC options are contracts between the Portfolio and its counter-party with no clearing organization guarantee. Thus, when the Portfolio sells (or purchases) an OTC option, it generally will be able to "close out" the option prior to its expiration only by entering into a closing transaction with the dealer to whom (or from whom) the Portfolio originally sold (or purchased) the option. There can be no assurance that the Portfolio would be able to liquidate an OTC option at any time prior to expiration. Unless a Portfolio is able to effect a closing purchase transaction in a covered OTC call option it has written, it will not be able to liquidate securities used as cover until the option expires or is exercised or until different cover is substituted. In the event of the counter-party's insolvency, a Portfolio may be unable to liquidate its options position and the associated cover. N&B Management monitors the creditworthiness of dealers with which a Portfolio may engage in OTC options transactions, and limits the Portfolios' counter-parties in such transactions to dealers with a net worth of at least $20 million as reported in their latest financial statements.

                      The assets used as cover for OTC options written by a Portfolio will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the Portfolio may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC call option written subject to this procedure will be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

                      The premium received (or paid) by the Portfolio when it writes (or purchases) an option is the amount at which the option is currently traded on the applicable exchange, less (or plus) a commission.

     The premium may reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to the market price, the historical price volatility of the underlying security, the length of the option period, the general supply of and demand for credit, and the general interest rate environment. The premium received by the Portfolio for writing an option is recorded as a liability on the Portfolio's statement of assets and liabilities. This liability is adjusted daily to the option's current market value, which is the sales price on the option's last reported trade on that day before the time the Portfolio's NAV is computed or, in the absence of any trades thereof on that day, the mean between the bid and ask prices.

                      Closing transactions are effected in order to realize a profit on an outstanding option, to prevent an underlying security from being called, or to permit the sale or the put of the underlying security. Furthermore, effecting a closing transaction permits Neuberger & Berman Socially Responsive Portfolio to write another call option on the underlying security with a different exercise price or expiration date or both. If any Portfolio desires to sell a security on which it has written a call option, it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security. There is, of course, no assurance that a Portfolio will be able to effect closing transactions at favorable prices. If a Portfolio cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold (or purchase a security that it would not have otherwise bought), in which case it would continue to be at market risk on the security.

                      A Portfolio will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from writing the call or put option. However, because increases in the market price of a call option generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Portfolio.

                      A Portfolio pays brokerage commissions in connection with purchasing or writing options, including those used to close out existing positions. These brokerage commissions normally are higher than those applicable to purchases and sales of portfolio securities.

                      Options normally have expiration dates between three and nine months from the date written. The exercise price of an option may be below, equal to, or above the market value of the underlying security at the time the option is written. From time to time, Neuberger & Berman Socially Responsive Portfolio may purchase an underlying security for delivery in accordance with an exercise notice of a call option assigned to it, rather than delivering the security from its portfolio. In those cases, additional brokerage commissions are incurred.

                      Forward Foreign Currency Contracts (All Portfolios). Each Portfolio may enter into contracts for the purchase or sale of a specific currency at a future date at a fixed price ("forward contracts") in amounts not exceeding 5% of its net assets. The Portfolios enter into forward contracts in an attempt to hedge against expected changes in prevailing currency exchange rates. The Portfolios do not engage in transactions in forward contracts for speculation; they view investments in forward contracts as a means of establishing more definitely the effec-tive return on securities denominated in foreign currencies that are held or intended to be acquired by them. Forward contract transactions include forward sales or purchases of foreign currencies for the purpose of pro-tecting the U.S. dollar value of securities held or to be acquired by a Portfolio or protecting the U.S. dollar equivalent of dividends, interest, or other payments on those securities.

                      N&B Management believes that the use of foreign currency hedging techniques, including "cross-hedges," can help protect against declines in the U.S. dollar value of income available for distribution and declines in a Portfolio's NAV resulting from adverse changes in currency exchange rates. For example, the return available from securities denomi-nated in a particular foreign currency would diminish if the value of the U.S. dollar increased against that currency. Such a decline could be partially or completely offset by an increase in value of a cross-hedge involving a forward contract to sell a different foreign currency, where the contract is available on terms more advantageous to a Portfolio than a contract to sell the currency in which the securities being hedged are denominated. N&B Management believes that hedges and cross-hedges can, therefore, provide significant protection of NAV in the event of a general rise in the U.S. dollar against foreign currencies. However, a hedge or cross-hedge cannot protect against exchange rate risks perfectly, and, if N&B Management is incorrect in its judgment of future exchange rate relationships, a Portfolio could be in a less advantageous position than if such a hedge had not been established. In addition, because forward contracts are not traded on an exchange, the assets used to cover such contracts may be illiquid.

                      Options on  Foreign  Currencies  (All Portfolios).    Each
     Portfolio may write and purchase covered call and put options on foreign currencies, in amounts not exceeding 5% of its net assets. A Portfolio would engage in such transactions to protect against declines in the U.S. dollar value of portfolio securities or increases in the U.S. dollar cost of securities to be acquired or to protect the U.S. dollar equivalent of dividends, interest, or other payments on those securities. As with other types of options, however, writing an option on foreign currency consti-tutes only a partial hedge, up to the amount of the premium received, and a Portfolio could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The risks of currency options are similar to the risks of other options, discussed herein. Certain options on foreign currencies are traded on the OTC market and involve liquidity and credit risks that may not be present in the case of exchange-traded currency options.

            General Considerations Involving Futures, Options on Futures,
                      Options on Securities, Forward Contracts,
                          and Options on Foreign Currencies
                        (collectively, "Hedging Instruments")

                      Futures Contracts and Options Thereon; Put and Call Options. To the extent a Portfolio sells or purchases futures contracts and/or writes options thereon or options on foreign currencies that are traded on an exchange regulated by the CFTC other than for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums on those positions (excluding the amount by which options are "in-the-money") may not exceed 5% of the Portfolio's net assets. As noted above, the Portfolios (except Neuberger & Berman Socially Responsive Portfolio) do not intend to invest in futures contracts and options thereon during the coming year.

                      In addition, pursuant to state securities laws, (1) the aggregate premiums paid by a Portfolio on all options (both exchange-traded and OTC) held by it at any time may not exceed 20% of its net assets, and (2) the aggregate margin deposits required on all exchange-traded futures contracts and related options held by a Portfolio at any time may not exceed 5% of its total assets. Also, pursuant to an undertaking to a state securities law administrator, Neuberger & Berman Socially Responsive Portfolio will not purchase puts, calls, straddles, spreads, or any combination thereof if, by reason of such purchase, the value of its aggregate investment in such instruments will exceed 5% of its total assets.

                      Risks Involved in Using Hedging Instruments. The primary risks in using Hedging Instruments are (1) imperfect correlation or no correlation between changes in market value of the securities held or to be acquired by a Portfolio and changes in market value of Hedging Instruments; (2) possible lack of a liquid secondary market for Hedging Instruments and the resulting inability to close out Hedging Instruments when desired; (3) the fact that the skills needed to use Hedging Instru-ments are different from those needed to select a Portfolio's securities;
     (4) the fact that, although use of these instruments for hedging purposes can reduce the risk of loss, they also can reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments; and (5) the possible inability of a Portfolio to purchase or sell a portfolio security at a time that would otherwise be favorable for it to do so, or the possible need for a Portfolio to sell a portfolio security at a disadvantageous time, due to its need to maintain "cover" or to segregate securities in connection with its use of Hedging Instruments. N&B Management intends to reduce the risk of imperfect correlation by investing only in Hedging Instruments whose behavior is expected to resemble that of a Portfolio's underlying securities. N&B Management intends to reduce the risk that a Portfolio will be unable to close out Hedging Instruments by entering into such transactions only if N&B Management believes there will be an active and liquid secondary market. Hedging Instruments used by the Portfolios are generally considered "derivatives." There can be no assurance that a Portfolio's use of Hedging Instruments will be successful.

                      The Portfolios' use of Hedging Instruments may be limited by the requirements of the Internal Revenue Code of 1986, as amended ("Code"), that apply to certain investors in the Portfolios for qualification for federal income tax purposes as a regulated investment company ("RIC"). See "Tax Status."

                      Cover for Hedging Instruments. Each Portfolio will comply with SEC guidelines regarding cover for Hedging Instruments and, if the guidelines so require, set aside in a segregated account with its custodian cash, U.S. Government or Agency Securities, or other liquid, high-grade debt securities in the prescribed amount. Securities held in a segregated account cannot be sold while the futures, option, or forward strategy covered by those securities is outstanding, unless they are replaced with other suitable assets. As a result, segregation of a large percentage of a Portfolio's assets could impede portfolio management or the Portfolio's ability to meet current obligations. A Portfolio may be unable promptly to dispose of assets which cover, or are segregated with respect to, an illiquid futures, option, or forward position; this inability may result in a loss to the Portfolio.

                      Fixed Income Securities (All Portfolios). While the emphasis of the Portfolios' investment programs is on common stocks and other equity securities (including preferred stocks and securities convertible into or exchangeable for common stocks), the Portfolios may also invest in money market instruments, U.S. Government or Agency Securities, and other fixed income securities. Each Portfolio may invest in corporate bonds and debentures receiving one of the four highest ratings from Standard & Poor's ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or any other nationally recognized statistical rating organization ("NRSRO"), or if not rated by any NRSRO, deemed comparable by N&B Management to such rated securities ("Comparable Unrated Securities"). In addition, Neuberger & Berman Partners Portfolio may invest up to 15% of its net assets in corporate debt securities rated below investment grade or Comparable Unrated Securities. The ratings of an NRSRO represent its opinion as to the quality of securities it undertakes to rate. Ratings are not absolute standards of quality; consequently, securities with the same maturity, coupon, and rating may have different yields. The Port-folios rely primarily on ratings assigned by S&P and Moody's, which are described in the Appendix to this Part B.

                      Fixed income securities are subject to the risk of an issuer's inability to meet principal and interest payments on its obligations ("credit risk") and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity ("market risk"). Lower-rated securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates. Debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuer of such securities to make principal and interest payments than is the case for higher-grade debt securities. An economic downturn affecting the issuer may result in an increased incidence of default. The market for lower-rated securities may be thinner and less active than for higher-rated securities. Pricing of thinly traded securities requires greater judgment than pricing of securities for which market transactions are regularly reported. N&B Management will invest in such securities only when it concludes that the anticipated return on such an investment to Neuberger & Berman Partners Portfolio warrants exposure to the additional level of risk.

                      Subsequent to its purchase by a Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced, so that the securities would not be eligible for purchase by that Portfolio. In such a case, Neuberger & Berman Socially Responsive Portfolio will engage in an orderly disposition of the downgraded securities, and each other Portfolio will engage in an orderly disposition of the downgraded securities to the extent necessary to ensure that the Portfolio's holdings of such securities will not exceed 5% of its net assets.

                      Commercial Paper (All Portfolios). Commercial paper is a short-term debt security issued by a corporation or bank for purposes such as financing current operations. The Portfolios may invest in commercial paper receiving the highest rating from S&P (A-1) or Moody's (P-1), or deemed by N&B Management to be of equivalent quality.

                      Each Portfolio may invest in commercial paper that cannot be resold to the public without an effective registration statement under the 1933 Act. While restricted commercial paper normally is deemed illiquid, N&B Management may in certain cases determine that such paper is liquid, pursuant to guidelines established by the Trustees.

                      Zero Coupon Securities (Neuberger & Berman Partners and Neuberger & Berman Socially Responsive Portfolios). Each of these Port-folios may invest up to 5% of its net assets in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or that specify a future date when the securities begin to pay current interest. Zero coupon securities are issued and traded at a discount from their face amount or par value. This discount varies depending on prevailing interest rates, the time remaining until cash payments begin, the liquidity of the security, and the perceived credit quality of the issuer.

                      The discount on zero coupon securities ("original issue discount") is taken into account by each Portfolio prior to the receipt of any actual payments. Because each Portfolio's RIC investors must distribute substantially all of their income (including their pro rata share of the Portfolio's original issue discount) to their shareholders for income and excise tax purposes (see "Tax Status" below), a Portfolio may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its RIC investors' distribution requirements.

                      The market prices of zero coupon securities generally are more volatile than the prices of securities that pay interest periodi-cally. Zero coupon securities are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

                      Convertible Securities (All Portfolios). The Portfolios may invest in convertible securities. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, such securities ordinarily provide a stream of income with generally higher yields than common stocks of the same or similar issuers, but lower than the yield on non-convertible debt. Convertible securities are usually subordinated to comparable-tier non-convertible securities but rank senior to common stock in a corporation's capital structure. The value of a convertible security is a function of (1) its yield in comparison to the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth if converted into the underlying common stock.

                      Convertible securities are typically issued by smaller capitalization companies whose stock prices may be volatile. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that non-convertible debt does not. A convertible security may be subject to redemption at the option of the issuer at a price established in the security's governing instrument. If a convertible security held by a Portfolio is called for redemption, the Portfolio will be required to convert it into the underlying common stock, sell it to a third party or permit that issuer to redeem the security. Any of these actions could have an adverse effect on the Portfolio's ability to achieve its investment objective.

                      Preferred Stock (All Portfolios). The Portfolios may invest in preferred stock. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer's board of directors, although preferred shareholders may have certain rights if dividends are not paid. Shareholders may suffer a loss of value if dividends are not paid and generally have no legal recourse against the issuer. The market prices of preferred stocks are generally more sensitive to changes in the issuer's creditworthiness than are the prices of debt securities.

     Neuberger & Berman Focus Portfolio - Description of Economic Sectors.
     --------------------------------------------------------------------

                      Neuberger & Berman Focus Portfolio seeks to achieve its investment objective by investing principally in common stocks in the following thirteen multi-industry economic sectors, normally concentrating at least 90% of its investments in not more than six such sectors:

                      (1) Autos and Housing Sector: Companies engaged in design, production, or sale of automobiles, automobile parts, mobile homes, or related products ("automobile industries") or design, construc-tion, renovation, or refurbishing of residential dwellings. The value of securities of companies in the automobile industries is affected by, among other things, foreign competition, the level of consumer confidence and consumer debt, and installment loan rates. The housing construction industry may be affected by the level of consumer confidence and consumer debt, mortgage rates, tax laws, and the inflation outlook.

                      (2) Consumer Goods and Services Sector: Companies engaged in providing consumer goods or services, including design, pro-cessing, production, sale, or storage of packaged, canned, bottled, or frozen foods and beverages and design, production, or sale of home furnishings, appliances, clothing, accessories, cosmetics, or perfumes. Certain of these companies are subject to government regulation affecting the use of various food additives and production methods, which could affect profitability. Also, the success of food- and fashion-related products may be strongly affected by fads, marketing campaigns, health concerns, and other factors affecting supply and demand.

                      (3)   Defense and Aerospace Sector:   Companies engaged in
     research, manufacture, or sale of products or services related to the defense or aerospace industries, including air transport; data processing or computer-related services; communications systems; military weapons or transportation; general aviation equipment, missiles, space launch vehicles, or spacecraft; machinery for guidance, propulsion, or control of flight vehicles; and airborne or ground-based equipment essential to the test, operation, or maintenance of flight vehicles. Because these companies rely largely on U.S. (and foreign) governmental demand for their products and services, their financial conditions are heavily influenced by defense spending policies.

                      (4) Energy Sector: Companies involved in the production, transmission, or marketing of energy from oil, gas, or coal, as well as nuclear, geothermal, oil shale, or solar sources of energy (but excluding public utility companies). Also included are companies that provide component products or services for those activities. The value of these companies' securities varies based on the price and supply of energy fuels and may be affected by international politics, energy conservation, the success of exploration projects, environmental considerations, and the tax and other regulatory policies of various governments.

                      (5) Financial Services Sector: Companies providing financial services to consumers or industry, including commercial banks and savings and loan associations, consumer and industrial finance companies, securities brokerage companies, leasing companies, and insurance companies. These companies are subject to extensive governmental regulations. Their profitability may fluctuate significantly as a result of volatile interest rates, concerns about particular banks and savings institutions, and general economic conditions.

                      (6) Health Care Sector: Companies engaged in design, manufacture, or sale of products or services used in connection with the provision of health care, including pharmaceutical companies; firms that design, manufacture, sell, or supply medical, dental, or optical products, hardware, or services; companies involved in biotechnology, medical diagnostic, or biochemical research and development; and companies that operate health care facilities. Many of these companies are subject to government regulation and potential health care reforms, which could affect the price and availability of their products and services. Also, products and services of these companies could quickly become obsolete.

                      (7)    Heavy  Industry  Sector:     Companies  engaged  in
     research, development, manufacture, or marketing of products, processes, or services related to the agriculture, chemicals, containers, forest products, non-ferrous metals, steel, or pollution control industries, including synthetic and natural materials (for example, chemicals, plastics, fertilizers, gases, fibers, flavorings, or fragrances), paper, wood products, steel, and cement. Certain of these companies are subject to state and federal regulation, which could require alteration or cessation of production of a product, payment of fines, or cleaning of a disposal site. Furthermore, because some of the materials and processes used by these companies involve hazardous components, there are additional risks associated with their production, handling, and disposal. The risk of product obsolescence also is present.

                      (8) Machinery and Equipment Sector: Companies engaged in the research, development, or manufacture of products, processes, or services relating to electrical equipment, machinery, pollution control, or construction services, including transformers, motors, turbines, hand tools, earth-moving equipment, and waste disposal services. The profitability of most of these companies may fluctuate significantly in response to capital spending and general economic conditions. As is the case for the heavy industry sector, there are risks associated with the production, handling, and disposal of materials and processes that involve hazardous components and the risk of product obsolescence.

                      (9) Media and Entertainment Sector: Companies engaged in design, production, or distribution of goods or services for the media industries (including television or radio broadcasting or manufacturing, publishing, recordings and musical instruments, motion pictures, and photography) and the entertainment industries (including sports arenas, amusement and theme parks, gaming casinos, sporting goods, camping and recreational equipment, toys and games, travel-related services, hotels and motels, and fast food and other restaurants). Many products produced by companies in this sector -- for example, video and electronic games -- may become obsolete quickly. Additionally, companies engaged in tele-vision and radio broadcast are subject to government regulation.

                      (10) Retailing Sector: Companies engaged in retail distribution of home furnishings, food products, clothing, pharmaceuticals, leisure products, or other consumer goods, including department stores, supermarkets, and retail chains specializing in particular items such as shoes, toys, or pharmaceuticals. The value of these companies' securities fluctuates based on consumer spending pat-terns, which depend on inflation and interest rates, the level of consumer debt, and seasonal shopping habits. The success or failure of a company in this highly competitive sector depends on its ability to predict rapidly changing consumer tastes.

                      (11) Technology Sector: Companies that are expected to have or develop products, processes, or services that will provide, or will benefit significantly from, technological advances and improvements or future automation trends, including semiconductors, computers and peripheral equipment, scientific instruments, computer software, telecommunications equipment, and electronic components, instruments, and systems. These companies are sensitive to foreign competition and import tariffs. Also, many of their products may become obsolete quickly.

                      (12) Transportation Sector: Companies involved in providing transportation of people and products, including airlines, rail-roads, and trucking firms. Revenues of these companies are affected by fluctuations in fuel prices and government regulation of fares.

                      (13) Utilities Sector: Companies in the public utilities industry and companies that derive a substantial majority of their revenues through supplying public utilities (including companies engaged in the manufacture, production, generation, transmission, or sale of gas and electric energy) and that provide telephone, telegraph, satellite, microwave, and other communication facilities to the public. The gas and electric public utilities industries are subject to various uncertainties, including the outcome of political issues concerning the environment, prices of fuel for electric generation, availability of natural gas, and risks associated with the construction and operation of nuclear power facilities.


     Neuberger & Berman Socially Responsive Portfolio - Description of Social Policy
     ------------------------------------------------------------------------

     Background Information on Socially Responsive Investing

                      In an era when many people are concerned about the relationship between business and society, socially responsive investing ("SRI") is a mechanism for assuring that investors' social values are reflected in their investment decisions. As such, SRI is a direct descendent of the successful effort begun in the early 1970's to encourage companies to divest their South African operations and subscribe to the Sullivan Principles. Today, a growing number of individuals and institutions are applying similar strategies to a broad range of problems.

                      Although there are many strategies available to the socially responsive investor, including proxy activism, below-market loans to community projects, and venture capital, the SRI strategies used by the Portfolio generally fall into two categories:

                      Avoidance Investing. Most socially responsive investors seek to avoid holding securities of companies whose products or policies are seen as being at odds with the social good. The most common exclusions historically have involved tobacco companies and weapons manufacturers.

                      Leadership Investing. A growing number of investors actively look for companies with progressive programs that are exemplary or companies which make it their business to try to solve some of the problems of today's society.

                      The marriage of social and financial objectives would not have surprised Adam Smith who was, first and foremost, a moral philosopher. The Wealth of Nations is firmly rooted in the Enlightenment conviction that the purpose of capital is the social good and the related belief that idle capital is both wasteful and unethical. But, what very likely would have surprised Smith is the sheer complexity of the social issues we face today and the diversity of our attitudes toward the social good. War and peace, race and gender, the distribution of wealth, and the conservation of natural resources -- the social agenda is long and compelling. It is also something about which reasonable people differ. What should society's priorities be? What can and should be done about them? And what is the role of business in addressing them? Since corporations are on the front lines of so many key issues in today's world, a growing number of investors feel that a corporation's role cannot be ignored. This is true of some of the most important issues of the day such as equal opportunity and the environment.

     The Socially Responsive Database

                      Neuberger & Berman, L.P. ("Neuberger & Berman"), the Portfolio's sub-adviser, maintains a proprietary database of information about the social impact of the companies it follows. N&B Management uses the database to evaluate social issues after it deems a stock acceptable from a financial standpoint for acquisition by the Portfolio. More and more frequently, however, N&B Management is finding that, by monitoring social issues, it gains insight into the financial well-being of a company because of a convergence of social and financial criteria on a company's bottom line. This is especially evident in the areas of product quality and marketing, workforce diversity, and the environment. The aim of the database is to be as accurate, comprehensive, and flexible as possible, given that much of the information concerning corporate responsibility comes from subjective sources. Information for the database is gathered by Neuberger & Berman in many categories and then analyzed by N&B Management in the following six categories of corporate responsibility:

                      Workplace Diversity and Employment. N&B Management looks for companies that show leadership in areas such as employee training and promotion policies and benefits, such as flextime, generous profit sharing, and parental leave. N&B Management looks for active programs to promote women and minorities and takes into account their representation among the officers and members of an issuer's board of directors. As a basis for exclusion, N&B Management looks for Equal Employment Opportunity Act infractions and Occupational Safety and Health Act violations; examines each case in terms of severity, frequency, and time elapsed since the incident; and considers actions taken by the company since the violation. N&B Management also monitors companies' progress and attitudes toward these issues.

                      Environment.    A  company's  impact  on  the  environment
     depends largely on the industry. Therefore, N&B Management examines a company's environmental record vis-a-vis those of its peers in the industry. All companies operating in an industry with inherently high environmental risks are likely to have had problems in such areas as toxic chemical emissions, federal and state fines, and Superfund sites. For these companies, N&B Management examines their problems in terms of severity, frequency, and elapsed time. N&B Management then balances the record against whatever leadership the company may have demonstrated in terms of environmental policies, procedures, and practices. N&B Management defines an environmental leadership company as one that puts into place strong affirmative programs to minimize emissions, promote safety, reduce waste at the source, insure energy conservation, protect natural resources, and incorporate recycling into its processes and products. N&B Management looks for the commitment and active involvement of senior management in all these areas. Several major manufacturers which still produce substantial amounts of pollution are among the leaders in developing outstanding waste source reduction and remediation programs.

                      Product. N&B Management considers company announcements, press reports, and public interest publications relating to the health, safety, quality, labeling, advertising, and promotion of both consumer and industrial products. N&B Management takes note of companies with a strong commitment to quality and with marketing practices which are ethical and consumer-friendly. N&B Management pays particular attention to companies whose products and services promote progressive solutions to social problems.

                      Public Health. N&B Management measures the participation of companies in such industries and markets as alcohol, tobacco, gambling and nuclear power. N&B Management also considers the impact of products and marketing activities related to those products on nutritional and other health concerns, both domestically and in foreign markets.

                      Weapons.  N&B Management keeps track  of domestic military sales and, whenever possible, foreign military sales and categorizes them as nuclear weapons related, other weapons related, and non-weapon military supplies, such as micro-chip manufacturers and companies that make uniforms for military personnel.

                      Corporate    Citizenship.       N&B   Management   gathers
     information about a company's participation in community affairs, its policies with respect to charitable contributions, and its support of education and the arts. N&B Management looks for companies with a focus, dealing with issues not just by making financial contributions, but also by asking the questions: What can we do to help? What do we have to offer? Volunteerism, high-school mentoring programs, scholarships and grants, and in-kind donations to specific groups are just a few ways that companies have responded to these questions.

     Implementation of Social Policy

                      Companies deemed acceptable by N&B Management from a financial standpoint are analyzed using Neuberger & Berman's database. The companies are then evaluated by the portfolio managers to determine if the companies' policies, practices, products, and services withstand scrutiny in the following major areas of concern: the environment and workplace diversity and employment. Companies are then further evaluated to determine their track record in issues and areas of concern such as public health, weapons, product, and corporate citizenship.

                      The issues and areas of concern that are tracked lend themselves to objective analysis in varying degrees. Few, however, can be resolved entirely on the basis of scientifically demonstrable facts. Moreover, a substantial amount of important information comes from sources that do not purport to be disinterested. Thus, the quality and usefulness of the information in the database depend on Neuberger & Berman's ability to tap a wide variety of sources and on the experience and judgment of the people at N&B Management who interpret the information.

                      In applying the information in the database to stock selection for the Portfolio, N&B Management considers several factors. N&B Management examines the severity and frequency of various infractions, as well as the time elapsed since their occurrence. N&B Management also takes into account any remedial action which has been taken by the company relating to these infractions. N&B Management notes any quality innovations made by the company in its effort to create positive change and looks at the company's overall social trend.


                             Certain Risk Considerations

                      Although each Portfolio seeks to reduce risk by investing in a diversified portfolio, diversification does not eliminate all risk. There can, of course, be no assurance that any Portfolio will achieve its investment objective, and an investment in a Portfolio involves certain risks that are described in the sections entitled "Investment Programs" and "Description of Investments" in Item 4 in Part A and in the applicable "Additional Investment Information" sections above.

     Item 14.  Management of the Trust.
     ---------------------------------

                                Trustees and Officers

                      The following table sets forth information concerning the Trustees and officers of the Trust, including their addresses and principal business experience during the past five years. Some persons named as Trustees and officers also serve in similar capacities for other funds, and (where applicable) their corresponding portfolios, administered or managed by N&B Management and Neuberger & Berman.

       Name, Age,                                      Positions Held
       and Address(1)                                  With the Trust       Principal Occupation(s)(2)
       --------------                                  --------------       -----------------------

       Faith Colish (60)                               Trustee              Attorney at Law, Faith Colish, A
       63 Wall Street                                                       Professional Corporation.
       24th Floor
       New York, NY  10005

       Donald M. Cox (73)                              Trustee              Retired.  Formerly Senior Vice President
       435 East 52nd Street                                                 and Director of Exxon Corporation;
       New York, NY  10022                                                  Director of Emigrant Savings Bank.

       Stanley Egener* (61)                            Chairman of the      Partner of Neuberger & Berman; President
                                                       Board, Chief         and Director of N&B  Management;
                                                       Executive Officer,   Chairman of the Board, Chief Executive
                                                       and Trustee          Officer, and Trustee of nine other
                                                                            mutual funds for which N&B Management
                                                                            acts as investment manager or
                                                                            administrator.

       Alan R. Gruber (68)                             Trustee              Chairman and Chief Executive Officer of
       Orion Capital                                                        Orion Capital Corporation (property and
       Corporation                                                          casualty insurance); Director of
       600 Fifth Avenue                                                     Trenwick Group, Inc. (property and
       24th Floor                                                           casualty reinsurance); Chairman of the
       New York, NY  10020                                                  Board and Director of Guaranty National
                                                                            Corporation (property and casualty
                                                                            insurance); formerly Director of Ketema,
                                                                            Inc. (diversified manufacturer).









                                        B-31






       Name, Age,                                      Positions Held
       and Address(1)                                  With the Trust       Principal Occupation(s)(2)
       --------------                                  --------------       -----------------------

       Howard A. Mileaf (57)                           Trustee              Vice President and Special Counsel to
       Wheeling Pittsburgh Corporation                                      Wheeling Pittsburgh Corporation (holding
       110 East 59th Street                                                 company) since 1992; formerly Vice
       New York, NY  10022                                                  President and General Counsel of Keene
                                                                            Corporation (manufacturer of industrial
                                                                            products); Director of Kevlin
                                                                            Corporation (manufacturer of microwave
                                                                            and other products).

       Edward I. O'Brien* (67)                         Trustee              Until 1993, President of the Securities
       12 Woods Lane                                                        Industry Association ("SIA") (securities
       Scarsdale, NY 10583                                                  industry's representative in government
                                                                            relations and regulatory matters at the
                                                                            federal and state levels); until
                                                                            November 1993, employee of the SIA;
                                                                            Director of Legg Mason, Inc.

       John T. Patterson, Jr. (67)                     Trustee              President of SOBRO (South Bronx Overall
       90 Riverside Drive                                                   Economic Development Corporation).
       Apartment 1B
       New York, NY  10024

       John P. Rosenthal (63)                          Trustee              Senior Vice President of Burnham
       Burnham Securities Inc.                                              Securities Inc. (a registered broker-
       Burnham Asset Management Corp.                                       dealer) since 1991; formerly Partner of
       1325 Avenue of the                                                   Silberberg, Rosenthal & Co. (member of
       Americas                                                             National Association of Securities
       17th Floor                                                           Dealers, Inc.); Director, Cancer
       New York, NY  10019                                                  Treatment Holdings, Inc.

       Cornelius T. Ryan (64)                          Trustee              General Partner of Oxford Partners and
       Oxford Bioscience Partners                                           Oxford Bioscience Partners (venture
       315 Post Road West                                                   capital partnerships) and President of
       Westport, CT  06880                                                  Oxford Venture Corporation; Director of
                                                                            Capital Cash Management Trust (money
                                                                            market fund) and Prime Cash Fund.













                                        B-32






       Name, Age,                                      Positions Held
       and Address(1)                                  With the Trust       Principal Occupation(s)(2)
       --------------                                  --------------       -----------------------

       Gustave H. Shubert (66)                         Trustee              Senior Fellow/Corporate Advisor and
       13838 Sunset Boulevard                                               Advisory Trustee of Rand (a non-profit
       Pacific Palisades, CA   90272                                        public interest research institution)
                                                                            since 1989; Honorary Member of the Board
                                                                            of Overseers of the Institute for Civil
                                                                            Justice, the Policy Advisory Committee
                                                                            of the Clinical Scholars Program at the
                                                                            University of California, the American
                                                                            Association for the Advancement of
                                                                            Science, the Counsel on Foreign
                                                                            Relations, and the Institute for
                                                                            Strategic Studies (London); advisor to
                                                                            the Program Evaluation and Methodology
                                                                            Division of the U.S. General Accounting
                                                                            Office; formerly Senior Vice President
                                                                            and Trustee of Rand.

       Lawrence Zicklin* (59)                          President and        Partner of Neuberger & Berman; Director
                                                       Trustee              of N&B Management; President and/or
                                                                            Trustee of six other mutual funds for
                                                                            which N&B Management acts as investment
                                                                            manager or administrator.

       Daniel J. Sullivan (55)                         Vice President       Senior Vice President of N&B Management
                                                                            since 1992; prior thereto, Vice Presi-
                                                                            dent of N&B Management; Vice President
                                                                            of nine other mutual funds for which N&B
                                                                            Management acts as investment manager or
                                                                            administrator.

       Michael J. Weiner (48)                          Vice President and   Senior Vice President and Treasurer of
                                                       Principal Finan-     N&B Management since 1992; prior
                                                       cial Officer         thereto, Vice President and Treasurer of
                                                                            N&B Management and Treasurer of certain
                                                                            mutual funds for which N&B Management
                                                                            acted as investment adviser; Vice
                                                                            President and Principal Financial
                                                                            Officer of nine other mutual funds for
                                                                            which N&B Management acts as investment
                                                                            manager or administrator.

       Claudia A. Brandon (38)                         Secretary            Vice President of N&B Management;
                                                                            Secretary of nine other mutual funds for
                                                                            which N&B Management acts as investment
                                                                            manager or administrator.




                                        B-33






       Name, Age,                                      Positions Held
       and Address(1)                                  With the Trust       Principal Occupation(s)(2)
       --------------                                  --------------       -----------------------

       Richard Russell (48)                            Treasurer and        Vice President of N&B Management since
                                                       Principal Account-   1993;  prior thereto, Assistant Vice
                                                       ing Officer          President of N&B Management; Treasurer
                                                                            and Principal Accounting Officer of nine
                                                                            other mutual funds for which N&B
                                                                            Management acts as investment manager or
                                                                            administrator.

       Stacy Cooper-Shugrue (32)                       Assistant Secre-     Assistant Vice President of N&B
                                                       tary                 Management since 1993; employee of N&B
                                                                            Management since 1989; Assistant
                                                                            Secretary of nine other mutual funds for
                                                                            which N&B Management acts as investment
                                                                            manager or administrator.

       C. Carl Randolph (57)                           Assistant Secre-     Partner of Neuberger & Berman since
                                                       tary                 1992; employee thereof since 1971;
                                                                            Assistant Secretary of nine other mutual
                                                                            funds for which N&B Management acts as
                                                                            investment manager or administrator.


     ____________________

     (1) Unless otherwise indicated, the business address of each listed person is 605 Third Avenue, New York, New York 10158.

     (2) Except as otherwise indicated, each individual has held the positions shown for at least the last five years.

     * Indicates an "interested person" of the Trust within the meaning of the 1940 Act. Messrs. Egener and Zicklin are interested persons by virtue of the fact that they are officers and/or directors of N&B Management and partners of Neuberger & Berman. Mr. O'Brien is an interested person by virtue of the fact that he is a director of Legg Mason, Inc., a wholly owned subsidiary of which, from time to time, serves as a broker or dealer to the Portfolios and other funds for which N&B Management serves as investment manager.

                      The Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses reasonably incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless it is adjudicated that they engaged in bad faith, willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of their offices. In the case of settlement, such indemnification will not be provided unless it has been determined (by a court or other body approving the settlement or other disposition, by a majority of disinterested Trustees based upon a review of readily available facts, or in a written opinion of independent counsel) that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties.

                      The following table sets forth information concerning the compensation of the Trustees and officers of the Trust. None of the Neuberger & Berman Funds has any retirement plan for its trustees or officers.

                                TABLE OF COMPENSATION
                            FOR FISCAL YEAR ENDED 8/31/95
                            -----------------------------

                                                Aggregate
                                                Compensation                 Total Compensation from the Neuberger &
       Name and Position with the Trust         from the Trust               Berman Fund Complex Paid to Trustees
       --------------------------------         --------------               ----------------------------------------

       Faith Colish                                      $15,274                               $39,000
       Trustee                                                                     (5 other investment companies)

       Donald M. Cox                                     $15,524                               $31,000
       Trustee                                                                     (3 other investment companies)

       Stanley Egener                                    $ 0                                     $ 0
       Chairman of the Board,                                                      (9 other investment companies)
       Chief Executive Officer, and Trustee

       Alan R. Gruber                                    $15,524                               $31,000
       Trustee                                                                     (3 other investment companies)

       Howard A. Mileaf                                  $17,024                               $36,500
       Trustee                                                                     (4 other investment companies)

       Edward I. O'Brien                                 $15,524                               $31,500
       Trustee                                                                     (3 other investment companies)

       John T. Patterson, Jr.                            $15,524                               $34,500
       Trustee                                                                     (4 other investment companies)

       John P. Rosenthal                                 $14,774                               $33,000
       Trustee                                                                     (4 other investment companies)

       Cornelius T. Ryan                                 $16,524                               $33,500
       Trustee                                                                     (3 other investment companies)




                                        B-35






                                                Aggregate
                                                Compensation                 Total Compensation from the Neuberger &
       Name and Position with the Trust         from the Trust               Berman Fund Complex Paid to Trustees
       --------------------------------         --------------               ----------------------------------------

       Gustave H. Shubert                                $14,774                               $30,000
       Trustee                                                                     (3 other investment companies)

       Lawrence Zicklin                                  $ 0                                     $ 0
       President and Trustee                                                       (5 other investment companies)



     Item 15.  Control Persons and Principal Holders of Securities.
     -------------------------------------------------------------

                      As  of December 26, 1995,  each Portfolio  could be deemed to be under the control of a corresponding series of Neuberger & Berman Equity Funds or Neuberger & Berman Equity Trust (each series, a "Fund"). As of that date, the controlling series of Neuberger & Berman Equity Funds owned the indicated value of the outstanding interests in the Portfolios:
     Neuberger &  Berman  Manhattan  Fund  owned  93.60%  of the  value  of  the outstanding interests in Neuberger & Berman Manhattan Portfolio; Neuberger & Berman Genesis Fund owned 77.70% of the value of the outstanding interests in Neuberger & Berman Genesis Portfolio; Neuberger & Berman Focus Fund owned 97.75% of the value of the outstanding interests in Neuberger & Berman Focus Portfolio; Neuberger & Berman Guardian Fund owned 82.69% of the value of the outstanding interests in Neuberger &
     Berman Guardian Portfolio; and Neuberger & Berman Partners Fund owned 96.02% of the value of the outstanding interests in Neuberger & Berman Partners Portfolio. Neuberger & Berman NYCDC Socially Responsive Trust, a series of Neuberger & Berman Equity Trust, owned 90.01% of the value of the outstanding interests in Neuberger & Berman Socially Responsive Portfolio. So long as a Fund owns more than 50% of the value of the outstanding interests in a Portfolio, such Fund may take actions without the approval of any other registered investment company that invests in the Portfolio. The remaining outstanding interests in each Portfolio are owned by a series of Neuberger & Berman Equity Trust (or, in the case of Neuberger & Berman Socially Responsive Portfolio, by a series of Neuberger & Berman Equity Funds) that has a similar name and identical investment objective and policies as such Portfolio.

                      Neuberger &  Berman Equity  Funds  and Neuberger &  Berman
     Equity Trust have informed the Trust that whenever a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the Fund affected will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that other registered investment companies investing in any Portfolio will follow the same or a similar practice.

                      The  address  of  each  of   the  above-described  control
     persons is 605 Third Avenue, 2nd Floor, New York, New York 10158-0180.

     Item 16.  Investment Management and Other Services.
     --------------------------------------------------

                      Investment Manager. N&B Management serves as the invest-ment manager to all the Portfolios pursuant to a management agreement with the Trust, dated as of August 2, 1993 ("Management Agreement"). The
     Management Agreement was approved by the holders of the interests in all the Portfolios (except Neuberger & Berman Socially Responsive Portfolio) on August 2, 1993, and by the holders of the interests in Neuberger & Berman Socially Responsive Portfolio on March 9, 1994. That Portfolio was authorized to become subject to the Management Agreement by vote of the Trustees on October 20, 1993, and became subject to it on March 14, 1994.

                      The Management Agreement provides, in substance, that N&B Management will make and implement investment decisions for the Portfolios in its discretion and will continuously develop an investment program for the Portfolios' assets. The Management Agreement permits N&B Management to effect securities transactions on behalf of each Portfolio through associated persons of N&B Management. The Management Agreement also specifically permits N&B Management to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to the Portfolios, although N&B Management has no current plans to do so.

                      N&B Management provides to each Portfolio, without separate cost, office space, equipment, and facilities and the personnel necessary to perform executive, administrative, and clerical functions. N&B Management pays all salaries, expenses, and fees of the officers, Trustees, and employees of the Trust who are officers, directors, or employees of N&B Management. Two directors of N&B Management (who also are partners of Neuberger & Berman), one of whom also serves as an officer of N&B Management, presently serve as Trustees and officers of the Trust. See "Trustees and Officers" above. Each Portfolio pays N&B Management a management fee based on the Portfolio's average daily net assets, as described in Part A.

                      The Management Agreement continues with respect to each Portfolio for a period of two years after the date the Portfolio became subject thereto. The Management Agreement is renewable thereafter from year to year with respect to each Portfolio, so long as its continuance is approved at least annually (1) by the vote of a majority of the Trustees who are not "interested persons" of N&B Management or the Trust ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (2) by the vote of a majority of the Trustees or by a 1940 Act majority vote of the outstanding interests in the Portfolio. The Management Agreement is terminable, without penalty, with respect to a Portfolio on 60 days' written notice either by the Trust or by N&B Management. The Management Agreement terminates automatically if it is assigned.

              The total management fees accrued and paid by each Portfolio to N&B Management under the Management Agreement for the fiscal years ended August 31, 1995 and 1994 were:

                                                                       1994                       1995
                                                                       ----                       ----

       Neuberger & Berman Manhattan Portfolio                       $2,772,956                  $2,831,648

       Neuberger & Berman Genesis Portfolio                         $1,068,567                  $1,134,694

       Neuberger & Berman Guardian Portfolio                        $9,790,220              $1,427,453,315

       Neuberger & Berman Partners Portfolio                        $6,232,134                  $6,830,493

       Neuberger & Berman Focus Portfolio                           $3,173,551                  $3,758,266

       Neuberger & Berman Socially Responsive                        $167,035*                    $431,196
               Portfolio


     * For the fiscal period from March 14, 1994 (commencement of operations) to August 31, 1994.


              The  total   management  fees  paid  by   each  Portfolio  to  N&B
     Management under the Management Agreement for the period from August 2, 1993 (commencement of operations) to August 31, 1993 was:

       Neuberger & Berman Manhattan                             $237,505
       Portfolio

       Neuberger & Berman Genesis                               $ 82,569
       Portfolio

       Neuberger & Berman Guardian                              $702,032
       Portfolio

       Neuberger & Berman Partners                              $486,737
       Portfolio

       Neuberger & Berman Focus                                 $254,311
       Portfolio

              Sub-Adviser. N&B Management retains Neuberger & Berman, 605 Third Avenue, New York, New York 10158-3698, as sub-adviser with respect to each Portfolio pursuant to a sub-advisory agreement dated August 2, 1993 ("Sub-Advisory Agreement"). The Sub-Advisory Agreement was approved by the holders of the interests in the Portfolios (except Neuberger & Berman Socially Responsive Portfolio) on August 2, 1993 and by the holders of the interests in Neuberger & Berman Socially Responsive Portfolio on March 9, 1994. That Portfolio was authorized to become subject to the Sub-Advisory Agreement by vote of the Trustees on October 20, 1993, and became subject to it on March 14, 1994.

              The Sub-Advisory Agreement provides in substance that Neuberger & Berman will furnish to N&B Management, upon reasonable request, the same type of investment recommendations and research that Neuberger & Berman, from time to time, provides to its partners and employees for use in managing client accounts. In this manner, N&B Management expects to have available to it, in addition to research from other professional sources, the capability of the research staff of Neuberger & Berman. This staff consists of approximately fourteen investment analysts, each of whom specializes in studying one or more industries, under the supervision of the Director of Research, who is also available for consultation with N&B Management. The Sub-Advisory Agreement provides that N&B Management will pay for the services rendered by Neuberger & Berman based on the direct and indirect costs to Neuberger & Berman in connection with those services. Neuberger & Berman also serves as sub-adviser for all of the other mutual funds managed by N&B Management.

              The Sub-Advisory Agreement continues with respect to each Portfolio for a period of two years after the date the Portfolio became subject thereto, and is renewable from year to year, subject to approval of its continuance in the same manner as the Management Agreement. The Sub-Advisory Agreement is subject to termination, without penalty, with respect to each Portfolio by the Trustees, by a 1940 Act majority vote of the outstanding Portfolio interests, by N&B Management, or by Neuberger & Berman on not less than 30 nor more than 60 days' written notice. The Sub-Advisory Agreement also terminates automatically with respect to each Portfolio if it is assigned or if the Management Agreement terminates with respect to that Portfolio.

              Most money managers that come to the Neuberger & Berman organization have at least fifteen years experience. Neuberger & Berman and N&B Management employ experienced professionals that work in a competitive environment.

     Investment Companies Managed
     ----------------------------

              N&B Management currently serves as investment manager of the following investment companies. As of September 30, 1995, these companies, along with three investment companies advised by Neuberger &

     Berman, had aggregate net assets of approximately $11.4 billion, as shown in the following list:

                                                            Approximate
                                                            Net Assets at
     Name                                                   September 30, 1995
     ----                                                   -------------------

     Neuberger & Berman Cash Reserves Portfolio  . . . . . . . . .  $377,608,619
              (investment portfolio for Neuberger & Berman Cash Reserves)

     Neuberger & Berman Government Income Portfolio  . . . . . . .   $12,053,656
              (investment portfolio for Neuberger & Berman Government Income Fund and Neuberger & Berman Government Income Trust)

     Neuberger & Berman Government Money Portfolio . . . . . . . .  $346,898,132
              (investment  portfolio  for Neuberger  &  Berman  Government Money
              Fund)

     Neuberger & Berman Limited Maturity Bond Portfolio  . . . . .  $309,540,451
              (investment portfolio for Neuberger & Berman Limited Maturity Bond Fund and Neuberger & Berman Limited Maturity Bond Trust)

     Neuberger & Berman Municipal Money Portfolio  . . . . . . . .  $149,657,613
              (investment  portfolio  for Neuberger  &  Berman  Municipal  Money
              Fund)

     Neuberger & Berman Municipal Securities Portfolio . . . . . .   $44,568,635
              (investment portfolio for Neuberger & Berman Municipal Securities Trust)

     Neuberger & Berman New York Insured Intermediate
              Portfolio  . . . . . . . . . . . . . . . . . . . . .   $10,679,324
              (investment portfolio for Neuberger & Berman New York Insured Intermediate Fund)

     Neuberger & Berman Ultra Short Bond Portfolio . . . . . . . .  $102,903,312
              (investment portfolio for Neuberger & Berman Ultra Short Bond Fund and Neuberger & Berman Ultra Short Bond Trust)

     Neuberger & Berman Focus Portfolio  . . . . . . . . . . . .  $1,031,915,664
              (investment portfolio for Neuberger & Berman Focus Fund and Neuberger & Berman Focus Trust)

     Neuberger & Berman Genesis Portfolio  . . . . . . . . . . . .  $145,188,783
              (investment portfolio for Neuberger & Berman Genesis Fund and Neuberger & Berman Genesis Trust)

     Neuberger & Berman Guardian Portfolio . . . . . . . . . .    $4,943,764,830
              (investment portfolio for Neuberger & Berman Guardian Fund and Neuberger & Berman Guardian Trust)

                                                            Approximate
                                                            Net Assets at
     Name                                                   September 30, 1995
     ----                                                   -------------------

     Neuberger & Berman International Portfolio  . . . . . . . . .   $29,990,616
              (investment portfolio for Neuberger & Berman International Fund)

     Neuberger & Berman Manhattan Portfolio  . . . . . . . . . . .  $670,916,038
              (investment portfolio for Neuberger & Berman Manhattan Fund and Neuberger & Berman Manhattan Trust)

     Neuberger & Berman Partners Portfolio . . . . . . . . . . .  $1,664,460,688
              (investment portfolio for Neuberger & Berman Partners Fund and Neuberger & Berman Partners Trust)

     Neuberger & Berman Socially Responsive
              Portfolio    . . . . . . . . . . . . . . . . . . . .  $102,675,093
              (investment portfolio for Neuberger & Berman Socially Responsive Fund, Neuberger & Berman Socially Responsive Trust, and Neuberger & Berman NYCDC Socially Responsive Trust)

     Neuberger & Berman Advisers Managers
              Trust (six series) . . . . . . . . . . . . . . . .  $1,257,506,124

                      In addition, Neuberger & Berman serves as investment adviser to three investment companies, Plan Investment Fund, Inc., AHA Investment Fund, Inc., and AHA Full Maturity, with assets of $85,110,472, $110,683,193, and $23,891,472, respectively, at September 30, 1995.

                      The investment decisions concerning the Portfolios and the other funds and portfolios managed by N&B Management (collectively, "Other N&B Funds") have been and will continue to be made independently of one another. In terms of their investment objectives, most of the Other N&B Funds differ from the Portfolios. Even where the investment objectives are similar, however, the methods used by the Other N&B Funds and the Portfolios to achieve their objectives may differ.

                      There may be occasions when a Portfolio and one or more of the Other N&B Funds or other accounts managed by Neuberger & Berman are contemporaneously engaged in purchasing or selling the same securities from or to third parties. When this occurs, the transactions are averaged as to price and allocated as to amounts in accordance with a formula considered to be equitable to the funds involved. Although in some cases this arrangement may have a detrimental effect on the price or volume of the securities as to a Portfolio, in other cases it is believed that a Portfolio's ability to participate in volume transactions may produce better executions for it. In any case, it is the judgment of the Trustees that the desirability of the Portfolios' having their advisory arrangements with N&B Management outweighs any disadvantages that may result from contemporaneous transactions. The investment results achieved by all of the funds managed by N&B Management have varied from one another in the past and are likely to vary in the future.

     Management and Control of N&B Management
     ----------------------------------------

                      The directors and officers of N&B Management, all of whom have offices at the same address as N&B Management, are Richard A. Cantor, Chairman of the Board and director; Stanley Egener, President and director; Theresa A. Havell, Vice President and director; Irwin Lainoff, director; Marvin C. Schwartz, director; Lawrence Zicklin, director; Daniel
     J. Sullivan, Senior Vice President; Michael J. Weiner, Senior Vice President and Treasurer; Claudia A. Brandon, Vice President; William
     Cunningham, Vice President; Clara Del Villar, Vice President; Mark R. Goldstein, Vice President; Farha-Joyce Haboucha, Vice President; Michael
     M. Kassen, Vice President; Michael Lamberti, Vice President; Josephine P. Mahaney, Vice President; Lawrence Marx III, Vice President; Ellen Metzger, Vice President and Secretary; Janet W. Prindle, Vice President; Felix Rovelli, Vice President; Richard Russell, Vice President; Kent C. Simons, Vice President; Frederick B. Soule, Vice President; Judith M. Vale, Vice President; Thomas Wolfe, Vice President; Andrea Trachtenberg, Vice President of Marketing; Patrick T. Byrne, Assistant Vice President; Robert Conti, Assistant Vice President; Stacy Cooper-Shugrue, Assistant Vice President; Robert Cresci, Assistant Vice President; Barbara DiGiorgio, Assistant Vice President; Roberta D'Orio, Assistant Vice President; Robert
     I. Gendelman, Assistant Vice President; Leslie Holliday-Soto, Assistant Vice President; Carmen G. Martinez, Assistant Vice President; Paul
     Metzger, Assistant Vice President; Susan Switzer, Assistant Vice President; Susan Walsh, Assistant Vice President; and Celeste Wischerth, Assistant Vice President. Messrs. Cantor, Egener, Lainoff, Schwartz, Zicklin, Goldstein, Kassen, Marx, and Simons and Mmes. Havell and Prindle are general partners of Neuberger & Berman.

                      Messrs. Egener and Zicklin are Trustees and officers, and Messrs. Sullivan, Weiner, and Russell and Mmes. Brandon and Cooper-Shugrue are officers, of the Trust. C. Carl Randolph, a general partner of Neuberger & Berman, also is an officer of the Trust.

                      All of the outstanding voting stock in N&B Management is owned by persons who are also general partners of Neuberger & Berman.

                      Custodian. Each Portfolio has selected State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, as custodian for its securities and cash.

                      Independent Auditors. Each Portfolio (except Neuberger & Berman Manhattan Portfolio and Neuberger & Berman Socially Responsive Portfolio) has selected Ernst & Young LLP as the independent auditors who will audit its financial statements. The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, Massachusetts 02116. Neuberger & Berman Manhattan Portfolio and Neuberger & Berman Socially Responsive Portfolio have selected Coopers & Lybrand L.L.P. as the independent accountants who will audit their financial statements. The principal business address of Coopers & Lybrand L.L.P. is One Post Office Square, Boston, Massachusetts 02109.

                      Legal Counsel. Each Portfolio has selected Kirkpatrick & Lockhart LLP, 1800 M Street, N.W., Washington, D.C. 20036, as its legal counsel.

     Item 17.  Brokerage Allocation and Other Practices.
     --------------------------------------------------

                      Neuberger & Berman acts as each Portfolio's principal broker in the purchase and sale of its portfolio securities (other than the substantial portion of the portfolio transactions of Neuberger & Berman Genesis Portfolio that involves securities traded on the OTC market, which that Portfolio purchases and sells in principal transactions with dealers who are the principal market makers for the securities) and in connection with the purchase and sale of options on its securities. Transactions in portfolio securities for which Neuberger & Berman or any other affiliate serves as broker will be effected in accordance with Rule 17e-1 under the 1940 Act.

                      During the period August 3 to August 31, 1993, Neuberger & Berman Manhattan Portfolio paid brokerage commissions of $42,780, of which $32,922 was paid to Neuberger & Berman. During the fiscal year ended August 31, 1994, that Portfolio paid brokerage commissions of $655,640, of which $525,610 was paid to Neuberger & Berman.

                      During the fiscal year ended August 31, 1995, Neuberger & Berman Manhattan Portfolio paid brokerage commissions of $654,982, of which $436,568 was paid to Neuberger & Berman. Transactions in which that Portfolio used Neuberger & Berman as broker comprised 73.70% of the aggregate dollar amount of transactions involving the payment of commissions, and 66.65% of the aggregate brokerage commissions paid by the Portfolio, during the fiscal year ended August 31, 1995. 94.53% of the $218,414 paid to other brokers by that Portfolio during that fiscal year (representing commissions on transactions involving approximately $81,737,328) was directed to those brokers because of research services they provided. During the fiscal year ended August 31, 1995, that Portfolio acquired securities of the following of its "regular brokers or dealers" (as defined in the 1940 Act) ("Regular B/Ds"): Bear Stearns & Co. Inc., and Morgan Stanley & Co., Inc.; at that date, that Portfolio held the securities of its Regular B/Ds with an aggregate value as follows: Bear Stearns & Co. Inc., $6,187,500, and Morgan Stanley & Co., Inc., $10,859,370.

                      During the period August 3 to August 31, 1993, Neuberger & Berman Genesis Portfolio paid brokerage commissions of $13,580, of which $10,660 was paid to Neuberger & Berman. During the fiscal year ended August 31, 1994, that Portfolio paid brokerage commissions of $287,587, of which $170,883 was paid to Neuberger & Berman.

                      During the fiscal year ended August 31, 1995, Neuberger & Berman Genesis Portfolio paid brokerage commissions of $199,718, of which $118,014 was paid to Neuberger & Berman. Transactions in which that Portfolio used Neuberger & Berman as broker comprised 55.55% of the aggregate dollar amount of transactions involving the payment of commissions, and 59.09% of the aggregate brokerage commissions paid by the Portfolio, during the fiscal year ended August 31, 1995. 80.60% of the $81,704 paid to other brokers by that Portfolio during that fiscal year (representing commissions on transactions involving approximately $21,361,399) was directed to those brokers because of research services they provided. During the fiscal year ended August 31, 1995, that Portfolio acquired securities of the following of its Regular B/Ds: EXXON
     Credit Corp., and General Electric Capital Corp.; at that date, that Portfolio held the securities of its Regular B/Ds with an aggregate value as follows: None.

                      During   the  period   August 3   to  August   31,   1993,
     Neuberger & Berman Focus Portfolio paid brokerage commissions of $46,296, of which $42,606 was paid to Neuberger & Berman. During the fiscal year ended August 31, 1994, that Portfolio paid brokerage commissions of $719,994, of which $567,972 was paid to Neuberger & Berman.

                      During the fiscal year ended August 31, 1995, Neuberger & Berman Focus Portfolio paid brokerage commissions of $1,031,245, of which $617,957 was paid to Neuberger & Berman. Transactions in which that Portfolio used Neuberger & Berman as broker comprised 66.83% of the aggregate dollar amount of transactions involving the payment of commissions, and 59.92% of the aggregate brokerage commissions paid by the Portfolio, during the fiscal year ended August 31, 1995. 89.62% of the $413,288 paid to other brokers by that Portfolio during that fiscal year (representing commissions on transactions involving approximately $160,855,610) was directed to those brokers because of research services they provided. During the fiscal year ended August 31, 1995, that Portfolio acquired securities of the following of its Regular B/Ds: EXXON Credit Corp., General Electric Capital Corp., and Merrill Lynch, Pierce, Fenner & Smith, Inc.; at that date, that Portfolio held the securities of its Regular B/Ds with an aggregate value as follows: General Electric Capital Corp., $2,300,000, and Merrill Lynch, Pierce, Fenner & Smith, Inc., $14,406,250.

                      During  the   period  August   3  to   August  31,   1993,
     Neuberger & Berman Guardian Portfolio paid brokerage commissions of $201,981, of which $149,496 was paid to Neuberger & Berman. During the fiscal year ended August 31, 1994, that Portfolio paid brokerage commissions of $2,207,401, of which $1,647,807 was paid to Neuberger & Berman.

                      During the fiscal year ended August 31, 1995, Neuberger & Berman Guardian Portfolio paid brokerage commissions of $3,751,206, of which $2,521,523 was paid to Neuberger & Berman. Transactions in which that Portfolio used Neuberger & Berman as broker comprised 70.49% of the aggregate dollar amount of transactions involving the payment of commissions, and 67.22% of the aggregate brokerage commissions paid by the Portfolio, during the fiscal year ended August 31, 1995. 82.78% of the $1,229,683 paid to other brokers by that Portfolio during that fiscal year (representing commissions on transactions involving approximately $509,609,733) was directed to those brokers because of research services they provided. During the fiscal year ended August 31, 1995, that Portfolio acquired securities of the following of its Regular B/Ds: EXXON Credit Corp., General Electric Capital Corp., and Merrill Lynch, Pierce, Fenner & Smith, Inc.; at that date, that Portfolio held the securities of its Regular B/Ds with an aggregate value as follows: General Electric Capital Corp., $1,500,000, and Merrill Lynch, Pierce, Fenner & Smith, Inc., $48,116,875.

                      During the period August 3 to August 31, 1993, Neuberger & Berman Partners Portfolio paid brokerage commissions of $373,486, of which $272,542 was paid to Neuberger & Berman. During the fiscal year ended August 31, 1994, that Portfolio paid brokerage commissions of $2,994,540, of which $2,031,570 was paid to Neuberger & Berman.

                      During the fiscal year ended August 31, 1995, Neuberger & Berman Partners Portfolio paid brokerage commissions of $4,608,156, of which $3,092,789 was paid to Neuberger & Berman. Transactions in which that Portfolio used Neuberger & Berman as broker comprised 71.83% of the aggregate dollar amount of transactions involving the payment of commissions, and 67.12% of the aggregate brokerage commissions paid by the Portfolio, during the fiscal year ended August 31, 1995. 95.02% of the $1,515,367 paid to other brokers by that Portfolio during that fiscal year (representing commissions on transactions involving approximately $600,676,631) was directed to those brokers because of research services they provided. During the fiscal year ended August 31, 1995, that Portfolio acquired securities of the following of its Regular B/Ds:
     Salomon Brothers, Inc., EXXON Credit Corp., and General Electric Capital Corp.; at that date, that Portfolio held the securities of its Regular B/Ds with an aggregate value as follows: General Electric Capital Corp., $7,600,000.

                      During the period from March 16, 1994 (commencement of operations) through August 31, 1994, and the fiscal year ended August 31, 1995, Neuberger & Berman Socially Responsive Portfolio paid brokerage commissions of $46,374 and $138,378, respectively, of which $46,050 and $95,964, respectively, were paid to Neuberger & Berman. Transactions in which that Portfolio used Neuberger & Berman as broker comprised 72.32% of the aggregate dollar amount of transactions involving the payment of commissions, and 69.35% of the aggregate brokerage commissions paid by the Portfolio, during the fiscal year ended August 31, 1995. 93.17% of the $42,414 paid to other brokers by that Portfolio during that fiscal year (representing commissions on transactions involving approximately $17,590,257) was directed to those brokers because of research services they provided. During the fiscal year ended August 31, 1995, that Portfolio acquired securities of the following of its Regular B/Ds: None; at that date, that Portfolio held the securities of its Regular B/Ds with an aggregate value as follows: None.

                      Insofar as portfolio transactions of Neuberger & Berman Partners Portfolio result from active management of equity securities, and insofar as portfolio transactions of Neuberger & Berman Manhattan Portfolio result from seeking capital appreciation by selling securities whenever sales are deemed advisable without regard to the length of time the securities may have been held, it may be expected that the aggregate brokerage commissions paid by those Portfolios to brokers (including Neuberger & Berman where it acts in that capacity) may be greater than if securities were selected solely on a long-term basis.

                      Portfolio securities are, from time to time, loaned by a Portfolio to Neuberger & Berman in accordance with the terms and conditions of an order issued by the Securities and Exchange Commission. The order exempts such transactions from provisions of the 1940 Act that would otherwise prohibit such transactions, subject to certain conditions. Among the conditions of the order, securities loans made by a Portfolio to Neuberger & Berman must be fully secured by cash collateral. Under the order, the portion of the income on the cash collateral which may be shared with Neuberger & Berman is determined with reference to concurrent arrangements between Neuberger & Berman and non-affiliated lenders with which it engages in similar transactions. In addition, where Neuberger & Berman borrows securities from a Portfolio in order to re-lend them to others, Neuberger & Berman is required to pay that Portfolio, on a quarterly basis, certain "excess earnings" that Neuberger & Berman otherwise has derived from the relending of the borrowed securities. When Neuberger & Berman desires to borrow a security that a Portfolio has indicated a willingness to lend, Neuberger & Berman must borrow such security from the Portfolio, rather than from an unaffiliated lender, unless the unaffiliated lender is willing to lend such security on more favorable terms (as specified in the order) than that Portfolio. If a Portfolio's expenses exceed its income in any securities loan transaction with Neuberger & Berman, Neuberger & Berman must reimburse that Portfolio for such loss.

                      During the fiscal years ended August 31, 1995 and 1994, the Portfolios earned the following amounts of interest income from the collateralization of securities loans, from which Neuberger & Berman was paid the indicated amounts:

                                                   1994                                     1995
                                                   ----                                     ----

                                                          Payment to                               Payment to
                                                          Neuberger &                             Neuberger &
       Portfolio                       Interest             Berman             Interest              Berman

       Neuberger & Berman          $147,103            $119,620                   $1,430,672          $1,252,190
       Guardian Portfolio

       Neuberger & Berman Focus      38,627              33,225                      327,447             291,207
       Portfolio

       Neuberger & Berman            16,085              13,880                       52,410              48,736
       Partners Portfolio

       Neuberger & Berman               0                   0                            0                   0
       Genesis Portfolio

       Neuberger & Berman               0                   0                        507,239             270,594
       Manhattan Portfolio

                      During the period August 3 to August 31, 1993, Neuberger & Berman Guardian Portfolio earned interest income of $3,164 from the collateralization of securities loans, from which Neuberger & Berman was paid $2,881. During the same period, none of the other Portfolios earned interest income from the collateralization of securities loans.

                      During the fiscal year ended August 31, 1995, and the period March 16, 1994 (commencement of operations) to August 31, 1994, Neuberger & Berman Socially Responsive Portfolio did not earn any interest income from the collateralization of securities loans.

                      Each  Portfolio may also  lend securities  to unaffiliated entities, including brokers or dealers, banks and other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the Portfolio. During the time securities are on loan, the borrower will pay the Portfolio an amount equivalent to any dividends or interest paid on such securities. The Portfolio may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from a borrower who has delivered equivalent collateral. These loans are subject to termination at the option of the Portfolio or the borrower. Each
     Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. The Portfolio does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

                      A committee of Independent Trustees from time to time reviews, among other things, information relating to securities loans by each Portfolio.

                      In effecting securities transactions, each Portfolio gen-erally seeks to obtain the best price and execution of orders. Commission rates, being a component of price, are considered along with other relevant factors. Each Portfolio plans to continue to use Neuberger & Berman as its principal broker where, in the judgment of N&B Management (the Portfolio's investment manager and an affiliate of Neuberger &
     Berman), that firm is able to obtain a price and execution at least as favorable as other qualified brokers. To the Portfolios' knowledge, however, no affiliate of any Portfolio receives give-ups or reciprocal business in connection with their securities transactions.

                      The use of Neuberger & Berman as broker for each Portfolio is subject to the requirements of Section 11(a) of the Securities Exchange Act of 1934. Section 11(a) prohibits members of national securities exchanges from retaining compensation for executing exchange transactions for accounts which they or their affiliates manage, except where they have the authorization of the persons authorized to transact business for the account and comply with certain annual reporting requirements. The Trustees have expressly authorized Neuberger & Berman to retain such compensation, and Neuberger & Berman complies with the reporting requirements of Section 11(a).

                      Under the 1940 Act, commissions paid by a Portfolio to Neuberger & Berman in connection with a purchase or sale of securities on a securities exchange may not exceed the usual and customary broker's commission. Accordingly, it is each Portfolio's policy that the commissions paid to Neuberger & Berman must, in N&B Management's judgment, be (1) at least as favorable as those charged by other brokers having comparable execution capability and (2) at least as favorable as commissions contemporaneously charged by Neuberger & Berman on comparable transactions for its most favored unaffiliated customers, except for accounts for which Neuberger & Berman acts as a clearing broker for another brokerage firm and customers of Neuberger & Berman considered by a majority of the Independent Trustees not to be comparable to the Portfolio. The Portfolios do not deem it practicable and in their best interests to solicit competitive bids for commissions on each transaction effected by Neuberger & Berman. However, consideration regularly is given to information concerning the prevailing level of commissions charged by other brokers on comparable transactions during comparable periods of time. The 1940 Act generally prohibits Neuberger & Berman from acting as principal in the purchase or sale of securities for a Portfolio's account, unless an appropriate exemption is available.

                      A committee of Independent Trustees from time to time reviews, among other things, information relating to the commissions charged by Neuberger & Berman to the Portfolios and to its other customers and information concerning the prevailing level of commissions charged by other brokers having comparable execution capability. In addition, the procedures pursuant to which Neuberger & Berman effects brokerage transactions for the Portfolios must be reviewed and approved no less often than annually by a majority of the Independent Trustees.

                      Each Portfolio expects that it will continue to execute a portion of its transactions through brokers other than Neuberger & Berman. In selecting those brokers, N&B Management considers the quality and reliability of brokerage services, including execution capability, performance, and financial responsibility, and may consider research and other investment information provided by, and sale of fund shares effected through, those brokers.

                      To  ensure   that  accounts  of  all  investment  clients,
     including a Portfolio, are treated fairly in the event that transaction instructions for more than one investment account regarding the same security are received by Neuberger & Berman at or about the same time, Neuberger & Berman may combine transaction orders placed on behalf of clients, including advisory accounts in which affiliated persons have an investment interest, for the purpose of negotiating brokerage commissions or obtaining a more favorable price. Where appropriate, securities purchased or sold may be allocated, in terms of amount, to a client according to the proportion that the size of the transaction order actually placed by the account bears to the aggregate size of transaction orders simultaneously made by the other accounts, subject to de minimis exceptions, with all participating accounts paying or receiving the same price.

                      A committee comprised of officers of N&B Management and partners of Neuberger & Berman who are portfolio managers of some of the Portfolios and Other N&B Funds (collectively, "N&B Funds") and some of Neuberger & Berman's managed accounts ("Managed Accounts") evaluates semi-annually the nature and quality of the brokerage and research services provided by other brokers. Based on this evaluation, the committee estab-lishes a list and projected rankings of preferred brokers for use in determining the relative amounts of commissions to be allocated to those brokers. Ordinarily, the brokers on the list effect a large portion of the brokerage transactions for the N&B Funds and the Managed Accounts that are not effected by Neuberger & Berman. However, in any semi-annual period, brokers not on the list may be used, and the relative amounts of brokerage commissions paid to the brokers on the list may vary substantially from the projected rankings. These variations reflect the following factors, among others: (1) brokers not on the list or ranking below other brokers on the list may be selected for particular transac-tions because they provide better price and/or execution, which is the primary consideration in allocating brokerage; (2) adjustments may be required because of periodic changes in the execution or research capabilities of particular brokers, or in the execution or research needs of the N&B Funds and/or the Managed Accounts; and (3) the aggregate amount of brokerage commissions generated by transactions for the N&B Funds and the Managed Accounts may change substantially from one semi-annual period to the next.

                      The commissions charged by a broker other than Neuberger & Berman may be higher than the amount another firm might charge if N&B Management determines in good faith that the amount of those commissions is reasonable in relation to the value of the brokerage and research services provided by the broker. N&B Management believes that those research services benefit the Portfolios by supplementing the research otherwise available to N&B Management. That research may be used by N&B Management in servicing the Managed Accounts. On the other hand, research received by N&B Management from brokers effecting portfolio transactions on behalf of the Other N&B Funds and by Neuberger & Berman from brokers effecting portfolio transactions on behalf of the Managed Accounts may be used for the Portfolios' benefit.

                      Mark R. Goldstein,  Judith M. Vale, Lawrence  Marx III and
     Kent C. Simons, Michael M. Kassen and Robert I. Gendelman, and Janet Prindle, each of whom is a Vice President of N&B Management (except for Mr. Gendelman, who is an Assistant Vice President) and a general partner of Neuberger & Berman (except for Ms. Vale and Mr. Gendelman), are the persons primarily responsible for making decisions as to specific action to be taken with respect to the investment portfolios of Neuberger & Berman Manhattan, Neuberger & Berman Genesis, Neuberger & Berman Focus and Neuberger & Berman Guardian, Neuberger & Berman Partners, and Neuberger & Berman Socially Responsive Portfolios, respectively. Each of them has full authority to take action with respect to portfolio transactions and may or may not consult with other personnel of N&B Management prior to taking such action. If Mr. Goldstein is unavailable to perform his responsibilities, Susan Switzer, who is an Assistant Vice President of N&B Management, will assume responsibility for the portfolio of Neuberger & Berman Manhattan Portfolio. If Ms. Prindle is unavailable to perform her responsibilities, Farha-Joyce Haboucha, who is a Vice President of N&B Management, will assume responsibility for the portfolio of Neuberger & Berman Socially Responsive Portfolio.

     Item 18.  Capital Stock and Other Securities.
     --------------------------------------------

                      Each investor  in a  Portfolio is  entitled to  a vote  in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of the selection of auditors, as provided by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative vot-ing rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio).

                      The Trust, with respect to a Portfolio, may enter into a merger or consolidation or sell all or substantially all of its assets, if approved by a 1940 Act majority vote. A Portfolio may be terminated
     (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors, or (2) by the Trustees on written notice to the Portfolio's investors.

                      The Trust is organized as a trust under the laws of the State of New York. Investors in a Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

                      The Declaration of Trust further provides that obligations of a Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act; however, nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                      Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

     Item 19.  Purchase, Redemption and Pricing of Securities.
     --------------------------------------------------------

                      Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Items 4, 7, and 8 in Part A.

     Item 20.  Tax Status.
     --------------------

                      The Portfolios (except Neuberger & Berman Socially Responsive Portfolio) have received a ruling from the Internal Revenue Service ("Service") to the effect that, among other things, each such

     Portfolio will be treated as a separate partnership for federal income tax purposes and will not be a "publicly traded partnership." Although this ruling may not be relied on as precedent by Neuberger & Berman Socially Responsive Portfolio, N&B Management believes the reasoning thereof and, hence, this conclusion apply to that Portfolio as well. As a result, no Portfolio is subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also is not subject to Delaware or New York income or franchise tax.

                      Because each investor in a Portfolio that intends to qualify as a RIC for federal income tax purposes ("RIC investor") is deemed to own a proportionate share of the Portfolio's assets and income for purposes of determining whether the investor satisfies the require-ments to so qualify, each Portfolio intends to continue to conduct its operations so that its RIC investors will be able to satisfy or continue to satisfy such requirements.

                      Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to a Portfolio. An investor's basis for its interest in a Portfolio generally equals the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by
     (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Port-folio's losses.

                      Dividends and interest received by a Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on its securities. Tax treaties between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

                      A Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, if a Portfolio holds stock of a PFIC, an investor (indirectly through its interest in the Portfolio) will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if, in the case of a RIC investor, the RIC investor distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC investor's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

                      If a Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of an investor's incurring the foregoing tax and interest obligation, each investor would be required to include in income each year its pro rata share of the Portfolio's pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which, in the case of a RIC investor, most likely would have to be distributed to satisfy the distribution requirement to qualify for treatment as a RIC ("Distribution Requirement") and to avoid imposition of an excise tax on certain undistributed income and gain of RICs ("Excise Tax") -- even if those earnings and gain were not received by the Portfolio. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

                      Pursuant to proposed regulations, open-end RICs would be entitled to elect to mark to market their stock in certain PFICs. Marking to market, in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including mark to market gain for each prior year for which an election was in effect).

                      The Portfolios' use of hedging strategies, such as writ-ing (selling) and purchasing options and futures contracts and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolios realize in connection therewith. For each Port-folio, income from foreign currencies (except certain gains therefrom that may be excluded by future regulations), and income from transactions in Hedging Instruments derived by the Portfolio with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for the Portfolio's RIC investors under a requirement applicable to RICs regarding permissible sources of income. However, for certain of the Portfolio's RIC investors, income from the disposition by a Portfolio of Hedging Instruments (other than those on foreign currencies) will be subject to a limit on income that may be derived by a RIC from certain short-term investments ("Short-Short Limitation") if they are held for less than three months. Income from the disposition of foreign currencies, and Hedging Instruments on foreign currencies, that are not directly related to a Portfolio's principal business of investing in securities (or options and futures with respect thereto) also will be subject to the Short-Short Limitation if they are held for less than three months.

                      If a Portfolio satisfies certain requirements, any in-crease in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether the Portfolio's RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. Each Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent a Portfolio does not so qualify, it may be forced to defer the closing out of certain Hedging Instruments beyond the time when it otherwise would be advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.

                      Exchange-traded futures contracts and listed options thereon ("Section 1256 contracts") are required to be "marked to market" (that is, treated as having been sold at market value) at the end of a Portfolio's taxable year. Sixty percent of any gain or loss recognized as a result of these "deemed sales," and 60% of any net realized gain or loss from any actual sales, of Section 1256 contracts are treated as long-term capital gain or loss, and the remainder is treated as short-term capital gain or loss.

                      Neuberger & Berman Partners Portfolio and Neuberger & Berman Socially Responsive Portfolio each may acquire zero coupon securities or other securities issued with original issue discount ("OID"). As a holder of those securities, each Portfolio (and, through it, its investors) must take into account the OID that accrues on the securities during the taxable year, even if it receives no corresponding payment on the securities during the year. Because each RIC investor in a Portfolio annually must distribute substantially all of its investment company taxable income, including its share of the Portfolio's accrued OID, to satisfy the Distribution Requirement and to avoid imposition of the Excise Tax, a RIC investor may be required in a particular year to distribute as a dividend an amount that is greater than its proportionate share of the total amount of cash the Portfolio actually receives. Those distributions will be made from the RIC investor's (or its proportionate share of the Portfolio's) cash assets or, if necessary, from the proceeds of sales of the Portfolio's securities. A Portfolio may realize capital gains or losses from those sales, which would increase or decrease a RIC investor's investment company taxable income and/or net capital gain. In addition, any such gains may be realized on the disposition of securities held for less than three months. Because of the Short-Short Limitation, any such gains would reduce a Portfolio's ability to sell other securities, or certain Hedging Instruments, held for less than three months that it might wish to sell in the ordinary course of its portfolio management.

     Item 21. Underwriters.
     ---------------------

                      N&B Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Portfolios' investment manager, serves as the Trust's placement agent. N&B Management receives no compensation for such placement agent services.

     Item 22.  Calculation of Performance Data.
     -----------------------------------------

                      Not applicable.

     Item 23.  Financial Statements.
     ------------------------------

                      Audited financial statements for the Portfolios for the fiscal year ended August 31, 1995, and the reports of Ernst & Young LLP, independent auditors, with respect to such financial statements of Neuberger & Berman Focus Portfolio, Neuberger & Berman Genesis Portfolio, Neuberger & Berman Guardian Portfolio, Neuberger & Berman Partners Portfolio and the reports of Coopers & Lybrand L.L.P., independent accountants, with respect to such financial statements of Neuberger & Berman Manhattan Portfolio and Neuberger & Berman Socially Responsive Portfolio are incorporated by reference to the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the period ended August 31, 1995, File Nos. 2-11357 and 811-582, EDGAR Accession No. 0000898432-95-000353.

                                                                      Appendix A

                                RATINGS OF SECURITIES


                      S&P corporate bond ratings:

                      AAA - Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                      AA - Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

                      A - Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

                      BBB - Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in higher rated categories.

                      BB, B, CCC, CC, C - Bonds rated BB, B, CCC, CC, and C are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                      CI - The rating CI is reserved for income bonds on which no interest is being paid.

                      D - Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

                      Plus (+) or Minus (-) - The ratings above may be modified by the addition of a plus or minus sign to show relative standing within the major categories.

                      Moody's corporate bond ratings:

                      Aaa - Bonds rated Aaa are judged to be of the best qual-ity. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or an exceptionally stable margin, and principal is secure. Although the various protective elements are likely to change, the changes that can be visualized are most unlikely to impair the fundamentally strong position of the issuer.

                      Aa - Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as "high grade bonds." They are rated lower than the best bonds because margins of protection may not be as large as in Aaa-rated securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa-rated securities.

                      A - Bonds rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

                      Baa - Bonds which are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

                      Ba  -  Bonds  rated Ba  are  judged  to  have  speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                      B - Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

                      Caa - Bonds rated  Caa are of poor standing.   Such issues
     may be in default or there may be present elements of danger with respect to principal or interest.

                      Ca  -  Bonds  rated  Ca  represent  obligations  that  are
     speculative in a  high degree.   Such issues are  often in default or  have
     other marked shortcomings.

                      C - Bonds rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                      Modifiers - Moody's may apply numerical modifiers 1, 2, and 3 in each generic rating classification described above. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issuer ranks in the lower end of its generic rating category.

                      S&P commercial paper ratings:

                      A-1 - This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+).

                      Moody's commercial paper ratings

                      Issuers rated Prime-1 (or related supporting institu-tions), also known as P-1, have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

                      -        Leading  market   positions  in  well-established
                               industries.
                      -        High rates of return on funds employed.
                      - Conservative capitalization structures with moderate reliance on debt and ample asset protection.
                      - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
                      - Well-established access to a range of financial markets and assured sources of alternate liquidity.

                                EQUITY MANAGERS TRUST

                                       PART C

                                  OTHER INFORMATION

     Item 24.  Financial Statements and Exhibits
     --------  ---------------------------------

     (a)  Financial Statements

          Audited financial statements of the six series of Equity Managers Trust, Neuberger & Berman Manhattan Portfolio, Neuberger & Berman Genesis Portfolio, Neuberger & Berman Focus Portfolio, Neuberger & Berman Guardian Portfolio, Neuberger & Berman Partners Portfolio, and Neuberger & Berman Socially Responsive Portfolio, are incorporated into Part B by reference to the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the period ended August 31, 1995, File Nos. 2-11357 and 811-582, EDGAR Accession No. 0000898432-95-
          000353.

     (b)  Exhibits:

                  Exhibit
                  Number       Description
                  -------    ---------------

                  (1)        (a)    Declaration  of Trust  of  Equity Managers
                                    Trust.  Filed herewith.

                             (b) Schedule A - Current Series of Equity Managers Trust. Filed herewith.

                  (2)        By-laws   of  Equity   Managers   Trust.     Filed
                             herewith.

                  (3)        Voting Trust Agreement.  None.

                  (4)        Specimen Share Certificate.  None.

                  (5)        (a)    (i)  Management  Agreement  Between Equity
                                         Managers Trust and Neuberger & Berman
                                         Management              Incorporated.
                                         Incorporated  by  Reference to  Post-
                                         Effective   Amendment   No.   70   to
                                         Registration Statement of Neuberger &
                                         Berman  Equity  Funds,  File Nos.  2-
                                         11357  and  811-582, EDGAR  Accession
                                         No. 0000898432-95-000314.

                                    (ii) Schedule   A  -   Series  of   Equity
                                         Managers  Trust Currently  Subject to
                                         the       Management       Agreement.
                                         Incorporated  by  Reference to  Post-
                                         Effective   Amendment   No.   70   to
                                         Registration Statement of Neuberger &
                                         Berman Equity  Funds,  File  Nos.  2-
                                         11357  and  811-582, EDGAR  Accession
                                         No. 0000898432-95-000314.

                                    (iii)            Schedule B  - Schedule of
                                                     Compensation   Under  the
                                                     Management     Agreement.
                                                     Incorporated           by
                                                     Reference     to    Post-
                                                     Effective  Amendment  No.
                                                     70     to    Registration
                                                     Statement of  Neuberger &
                                                     Berman    Equity   Funds,
                                                     File  Nos.  2-11357   and
                                                     811-582,  EDGAR Accession
                                                     No.        0000898432-95-
                                                     000314.

                             (b)    (i)  Sub-Advisory     Agreement    Between
                                         Neuberger    &    Berman   Management
                                         Incorporated and  Neuberger &  Berman
                                         With   Respect  to   Equity  Managers
                                         Trust.  Incorporated  by Reference to
                                         Post-Effective  Amendment  No. 70  to
                                         Registration Statement of Neuberger &
                                         Berman  Equity  Funds,  File  Nos. 2-
                                         11357  and  811-582, EDGAR  Accession
                                         No. 0000898432-95-000314.

                                    (ii) Schedule   A   -  Series   of  Equity
                                         Managers  Trust Currently  Subject to
                                         the      Sub-Advisory      Agreement.
                                         Incorporated  by  Reference to  Post-
                                         Effective   Amendment   No.   70   to
                                         Registration Statement of Neuberger &
                                         Berman  Equity Funds,  File  Nos.  2-
                                         11357  and  811-582, EDGAR  Accession
                                         No. 0000898432-95-000314.

                  (6)        Distribution Agreement.  None.

                  (7)        Bonus, Profit Sharing or Pension Plans.  None.

                  (8)        (a)  Custodian  Contract Between  Equity  Managers
                                  Trust  and   State  Street  Bank  and   Trust
                                  Company.  Filed herewith.

                             (b) Schedule A - Approved Foreign Banking Institutions and Securities Depositories Under the Custodian Contract. Filed herewith.

                  (9) Transfer Agency and Service Agreement Between Equity Managers Trust and State Street Bank and Trust Company. Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File No. 811-7910.

                  (10) Opinion and Consent of Kirkpatrick & Lockhart on Securities Matters. None.

                  (11)       Opinions,   Appraisals,  Rulings   and   Consents:
                             Consent of Independent Auditors.  None.

                  (12)       Financial  Statements  Omitted   from  Prospectus.
                             None.

                  (13)       Letter of Investment Intent.  None.

                  (14)       Prototype Retirement Plan.  None.

                  (15)       Plan Pursuant to Rule 12b-1.  None.

                  (16)       Schedule    of    Computation    of    Performance
                             Quotations.  None.

                  (17)       Financial Data Schedule.  Filed herewith.

                  (18)       Plan Pursuant to Rule 18f-3.  None.


     Item 25.  Persons Controlled By or Under Common Control with Registrant.
     --------  --------------------------------------------------------------

          No  person  is  controlled  by  or  under  common   control  with  the
     Registrant.


     Item 26.  Number of Holders of Securities.
     --------  --------------------------------

          The following information is given as of December 27, 1995.

                                            Number of
          Title of Class               Record Holders
          --------------               --------------

          Neuberger & Berman Socially Responsive Portfolio 4
          Neuberger & Berman Manhattan Portfolio 4
          Neuberger & Berman Genesis Portfolio 4
          Neuberger & Berman Focus Portfolio 4
          Neuberger & Berman Guardian Portfolio 4
          Neuberger & Berman Partners Portfolio 4


     Item 27.  Indemnification.
     --------  ----------------

          A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the Trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or
     (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

          Pursuant to Article V Section 5.1 of the Registrant's Declaration of Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution inter se in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

          Section 9 of the Management Agreement between the Registrant and Neuberger & Berman Management Incorporated ("N&B Management") provides that neither N&B Management nor any director, officer or employee of N&B Management performing services for the series of the Registrant at the direction or request of N&B Management in connection with N&B Management's discharge of its obligations under the agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the agreement relates; provided, that nothing in the agreement shall be construed (i) to protect N&B Management against any liability to the Registrant or any series thereof or its holders to which N&B Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of N&B Management's duties, or by reason of N&B Management's reckless disregard of its obligations and duties under the agreement, or
     (ii) to protect any director, officer or employee of N&B Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

          Section 1 of the Sub-Advisory Agreement between the Registrant and Neuberger & Berman ("Sub-Adviser") provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the agreement, the Sub-Adviser will not be subject to liability for any act or omission or any loss suffered by any series of the Registrant or its security holders in connection with the matters to which the agreement relates.

          Insofar  as   indemnification  for   liabilities  arising  under   the
     Securities Act of 1933, as amended (the "1933 Act"), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     Item 28. Business and Other Connections of Investment Manager and Sub-Adviser.
     --------  --------------------------------------------------------

          There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of N&B Management and each partner of the Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.


       NAME                     BUSINESS AND OTHER CONNECTIONS
       ----                     ------------------------------


       Claudia A. Brandon       Secretary,     Neuberger &    Berman    Advisers
       Vice President,          Management  Trust  (Delaware   business  trust);
       N&B Management           Secretary, Advisers  Managers Trust;  Secretary,
                                Neuberger  & Berman  Advisers  Management  Trust
                                (Massachusetts business  trust) (1);  Secretary,
                                Neuberger &  Berman  Income   Funds;  Secretary,
                                Neuberger &  Berman  Income   Trust;  Secretary,
                                Neuberger &  Berman  Equity   Funds;  Secretary,
                                Neuberger &  Berman  Equity   Trust;  Secretary,
                                Income   Managers   Trust;   Secretary,   Equity
                                Managers  Trust;   Secretary,  Global   Managers
                                Trust;  Secretary,  Neuberger  &  Berman  Equity
                                Assets.

       Stacy Cooper-Shugrue     Assistant    Secretary,    Neuberger &    Berman
       Assistant Vice           Advisers  Management  Trust  (Delaware  business
       President,               trust); Assistant  Secretary, Advisers  Managers
       N&B Management           Trust;  Assistant Secretary,  Neuberger & Berman
                                Advisers    Management   Trust    (Massachusetts
                                business   trust)  (1);   Assistant   Secretary,
                                Neuberger &  Berman   Income  Funds;   Assistant
                                Secretary,  Neuberger &  Berman   Income  Trust;
                                Assistant Secretary,  Neuberger & Berman  Equity
                                Funds; Assistant  Secretary, Neuberger &  Berman
                                Equity   Trust;  Assistant   Secretary,   Income
                                Managers  Trust;  Assistant   Secretary,  Equity
                                Managers  Trust;  Assistant   Secretary,  Global
                                Managers Trust;  Assistant Secretary,  Neuberger
                                & Berman Equity Assets.

       Robert Cresci            Assistant  Portfolio  Manager,   BNP-N&B  Global
       Assistant Vice           Asset   Management   L.P.   (joint   venture  of
       President,               Neuberger  &  Berman  and  Banque  Nationale  de
       N&B Management           Paris)   (2);   Assistant   Portfolio   Manager,
                                Vontobel (Swiss bank) (3).

       NAME                     BUSINESS AND OTHER CONNECTIONS
       ----                     ------------------------------


       Stanley Egener           Chairman of the Board  and Trustee,  Neuberger &
       President and            Berman  Advisers   Management  Trust   (Delaware
       Director,                business  trust);  Chairman  of  the  Board  and
       N&B Management;          Trustee,  Advisers Managers  Trust; Chairman  of
       General Partner,         the  Board  and  Trustee,  Neuberger   &  Berman
       Neuberger & Berman       Advisers    Management   Trust    (Massachusetts
                                business  trust) (1); Chairman  of the Board and
                                Trustee,   Neuberger &  Berman   Income   Funds;
                                Chairman of  the Board  and Trustee, Neuberger &
                                Berman Income Trust;  Chairman of the Board  and
                                Trustee,   Neuberger &  Berman   Equity   Funds;
                                Chairman of  the Board  and Trustee, Neuberger &
                                Berman Equity Trust; Chairman  of the Board  and
                                Trustee, Income Managers Trust; Chairman  of the
                                Board  and   Trustee,  Equity  Managers   Trust;
                                Chairman  of  the   Board  and  Trustee,  Global
                                Managers  Trust;  Chairman  of  the   Board  and
                                Trustee, Neuberger & Berman Equity Assets.

       Robert I. Gendelman      Senior Portfolio Manager, Harpel Advisors (4).
       Assistant Vice
       President,
       N&B Management

       Theodore P. Giuliano Executive Vice President and Trustee, Vice President, N&B Neuberger & Berman Income Funds (6); Executive
       Management (5);          Vice President and  Trustee, Neuberger &  Berman
       General Partner,         Income Trust  (6); Executive Vice President  and
       Neuberger & Berman       Trustee, Income Managers Trust (6).

       Theresa A. Havell        President   and  Trustee,   Neuberger &   Berman
       Vice President and       Income    Funds;    President    and    Trustee,
       Director, N&B            Neuberger & Berman  Income Trust; President  and
       Management; General      Trustee, Income Managers Trust
       Partner, Neuberger &
       Berman

       NAME                     BUSINESS AND OTHER CONNECTIONS
       ----                     ------------------------------


       C. Carl Randolph         Assistant    Secretary,    Neuberger &    Berman
       General Partner,         Advisers  Management  Trust  (Delaware  business
       Neuberger & Berman       trust); Assistant  Secretary, Advisers  Managers
                                Trust; Assistant  Secretary, Neuberger &  Berman
                                Advisers    Management   Trust    (Massachusetts
                                business   trust)  (1);   Assistant   Secretary,
                                Neuberger &  Berman   Income  Funds;   Assistant
                                Secretary,  Neuberger &  Berman   Income  Trust;
                                Assistant Secretary,  Neuberger & Berman  Equity
                                Funds; Assistant  Secretary, Neuberger &  Berman
                                Equity   Trust;  Assistant   Secretary,   Income
                                Managers  Trust;  Assistant   Secretary,  Equity
                                Managers  Trust;  Assistant   Secretary,  Global
                                Managers Trust;  Assistant Secretary,  Neuberger
                                & Berman Equity Assets.

       Felix Rovelli            Senior  Vice President-Senior  Equity  Portfolio
       Vice President, N&B      Manager,  BNP-N&B  Global Asset  Management L.P.
       Management               (joint venture of Neuberger &  Berman and Banque
                                Nationale  de  Paris)  (2);  Portfolio  Manager,
                                Vontobel (Swiss bank) (7).

       Richard Russell          Treasurer,    Neuberger &    Berman     Advisers
       Vice President, N&B      Management  Trust  (Delaware   business  trust);
       Management               Treasurer, Advisers  Managers Trust;  Treasurer,
                                Neuberger &  Berman  Advisers  Management  Trust
                                (Massachusetts business  trust) (1);  Treasurer,
                                Neuberger &  Berman  Income   Funds;  Treasurer,
                                Neuberger &  Berman  Income   Trust;  Treasurer,
                                Neuberger &  Berman  Equity   Funds;  Treasurer,
                                Neuberger &  Berman  Equity   Trust;  Treasurer,
                                Income   Managers   Trust;   Treasurer,   Equity
                                Managers  Trust;   Treasurer,  Global   Managers
                                Trust;  Treasurer,  Neuberger  &  Berman  Equity
                                Assets.

       NAME                     BUSINESS AND OTHER CONNECTIONS
       ----                     ------------------------------


       Daniel J. Sullivan       Vice  President,  Neuberger &   Berman  Advisers
       Senior Vice President,   Management  Trust  (Delaware   business  trust);
       N&B Management           Vice  President, Advisers  Managers Trust;  Vice
                                President,   Neuberger    &   Berman    Advisers
                                Management Trust (Massachusetts  business trust)
                                (1); Vice  President, Neuberger & Berman  Income
                                Funds;   Vice  President,   Neuberger &   Berman
                                Income   Trust;  Vice   President,   Neuberger &
                                Berman    Equity    Funds;    Vice    President,
                                Neuberger &    Berman   Equity    Trust;    Vice
                                President,   Income    Managers   Trust;    Vice
                                President,   Equity    Managers   Trust;    Vice
                                President,   Global    Managers   Trust;    Vice
                                President, Neuberger & Berman Equity Assets.

       Susan Switzer            Portfolio  Manager,   Mitchell  Hutchins   Asset
       Assistant Vice           Management Inc.,  1285 Avenue  of the  Americas,
       President,               New York, New York 10019 (8).
       N&B Management

       Michael J. Weiner        Vice  President,  Neuberger  &  Berman  Advisers
       Senior Vice President    Management  Trust  (Delaware   business  trust);
       and                      Vice  President, Advisers  Managers  Trust; Vice
       Treasurer, N&B           President,     Neuberger &    Berman    Advisers
       Management               Management Trust (Massachusetts  business trust)
                                (1); Vice President,  Neuberger & Berman  Income
                                Funds;   Vice  President,   Neuberger &   Berman
                                Income   Trust;  Vice   President,   Neuberger &
                                Berman    Equity    Funds;    Vice    President,
                                Neuberger &    Berman   Equity    Trust;    Vice
                                President,   Income    Managers   Trust;    Vice
                                President,   Equity    Managers   Trust;    Vice
                                President,   Global    Managers   Trust;    Vice
                                President, Neuberger & Berman Equity Assets.

       Lawrence Zicklin         President  and   Trustee,  Neuberger  &   Berman
       Director, N&B            Advisers  Management  Trust  (Delaware  business
       Management;              trust);   President   and    Trustee,   Advisers
       General Partner,         Managers   Trust;    President   and    Trustee,
       Neuberger &              Neuberger  & Berman  Advisers  Management  Trust
       Berman                   (Massachusetts  business trust)  (1);  President
                                and Trustee,  Neuberger &  Berman Equity  Funds;
                                President  and   Trustee,  Neuberger  &   Berman
                                Equity  Trust;  President  and  Trustee,  Equity
                                Managers  Trust;   President,  Global   Managers
                                Trust;  President   and  Trustee,  Neuberger   &
                                Berman Equity Assets

          The principal address of N&B Management, Neuberger & Berman, BNP-N&B Global Asset Management L.P. and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158. Other addresses to be provided by amendment.

     ------------------

     (1)  Until April 30, 1995.
     (2)  Until October 31, 1995.
     (3)  Until May 1994.
     (4)  Until 1993.
     (5)  Until November 4, 1994.
     (6)  Until June 22, 1994.
     (7)  Until April 1994.
     (8)  Until 1994.


     Item 29.  Principal Underwriters.
     --------  -----------------------

          Not applicable.

     Item 30.  Location of Accounts and Records.
     --------  ---------------------------------

          All accounts, books and other  documents required to be  maintained by
     Section 31(a) of the 1940 Act and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Declaration of Trust and By-laws, minutes of meetings of the Registrant's Trustees and investors and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158.

     Item 31.  Management Services.
     --------  --------------------

          Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

     Item 32.  Undertakings.
     --------  -------------

          None.

                                     SIGNATURES


          Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 5 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York on the 20th day of December, 1995.

                                       EQUITY MANAGERS TRUST



                                       By  /s/ Stanley Egener

                                           -----------------------------
                                           Stanley Egener
                                           Chairman of the Board, Chief
                                           Executive Officer, and Trustee

                                EQUITY MANAGERS TRUST
                         REGISTRATION STATEMENT ON FORM N-1A

                                  INDEX TO EXHIBITS


       Exhibit                           Description                     Sequentially
       Number                                                            Numbered Page
       --------        ---------------------------------------------     -------------

       (1)             (a)  Declaration of Trust of Equity Managers            --
                            Trust.  Filed herewith.

                       (b)  Schedule A - Current Series of Equity              --
                            Managers Trust.  Filed herewith.

       (2)             By-laws of Equity Managers Trust.  Filed                --
                       herewith.

       (3)             Voting Trust Agreement.  None.                         N.A.

       (4)             Specimen Share Certificate.  None.                     N.A.

       (5)             (a)  (i)         Management Agreement between          N.A.
                                        Equity Managers Trust and
                                        Neuberger & Berman Management
                                        Incorporated.  Incorporated by
                                        Reference to Post-Effective
                                        Amendment No. 70 to
                                        Registration Statement of
                                        Neuberger & Berman Equity
                                        Funds, File Nos. 2-11357 and
                                        811-582, EDGAR Accession No.
                                        0000898432-95-000314.

                            (ii)        Schedule A - Series of Equity         N.A.
                                        Managers Trust Currently
                                        Subject to the Management
                                        Agreement.  Incorporated by
                                        Reference to Post-Effective
                                        Amendment No. 70 to
                                        Registration Statement of
                                        Neuberger & Berman Equity
                                        Funds, File Nos. 2-11357 and
                                        811-582, EDGAR Accession No.
                                        0000898432-95-000314.








                            (iii)       Schedule B - Schedule of              N.A.
                                        Compensation Under the
                                        Management Agreement.
                                        Incorporated by Reference to
                                        Post-Effective Amendment No.
                                        70 to Registration Statement
                                        of Neuberger & Berman Equity
                                        Funds, File Nos. 2-11357 and
                                        811-582, EDGAR Accession No.
                                        0000898432-95-000314.

                       (b)  (i)         Sub-Advisory Agreement Between        N.A.
                                        Neuberger & Berman Management
                                        Incorporated and Neuberger &
                                        Berman with Respect to Equity
                                        Managers Trust.  Incorporated
                                        by Reference to Post-Effective
                                        Amendment No. 70 to
                                        Registration Statement of
                                        Neuberger & Berman Equity
                                        Funds, File Nos. 2-11357 and
                                        811-582, EDGAR Accession No.
                                        0000898432-95-000314.

                            (ii)        Schedule A - Series of Equity         N.A.
                                        Managers Trust Currently
                                        Subject to the Sub-Advisory
                                        Agreement.   Incorporated by
                                        Reference to Post-Effective
                                        Amendment No. 70 to
                                        Registration Statement of
                                        Neuberger & Berman Equity
                                        Funds, File Nos. 2-11357 and
                                        811-582, EDGAR Accession No.
                                        0000898432-95-000314.

       (6)             Distribution Agreement.  None.                         N.A.

       (7)             Bonus, Profit Sharing or Pension Plans.  None.         N.A.

       (8)             (a)  Custodian Contract Between Equity Managers        ____
                            Trust and State Street Bank and Trust
                            Company.  Filed herewith.

                       (b)  Schedule A - Approved Foreign Banking             ____
                            Institutions and Securities Depositories
                            Under the Custodian Contract.  Filed
                            herewith.








       (9)             Transfer Agency and Service Agreement Between          N.A.
                       Equity Managers Trust and State Street Bank and
                       Trust Company.  Incorporated by Reference to
                       Amendment No. 4 to Registrant's Registration
                       Statement, File No. 811-7910.

       (10)            Opinion and Consent of Kirkpatrick & Lockhart          N.A.
                       on Securities Matters.  None.

       (11)            Opinions, Appraisals, Rulings and Consents:            N.A.
                       Consent of Independent Auditors.  None.

       (12)            Financial Statements Omitted from Prospectus.          N.A.
                       None.

       (13)            Letter of Investment Intent.  None.                    N.A.

       (14)            Prototype Retirement Plan.  None.                      N.A.

       (15)            Plan pursuant to Rule 12b-1.  None.                    N.A.

       (16)            Schedule of Computation of Performance                 N.A.
                       Quotations.  None.

       (17)            Financial Data Schedule.  Filed herewith.               --

       (18)            Plan Pursuant to Rule 18f-3.  None.                    N.A.